Exhibit 10.6

LOAN AGREEMENT
Dated as of March 11, 2015

By and between
ARCP OFC PHOENIX (CENTRAL) AZ, LLC
as Borrower,

and
BARCLAYS BANK PLC
as Lender

ARTICLE 1	DEFINITIONS; PRINCIPLES OF CONSTRUCTION........................1

Section 1.1	Definitions..................................................................................1

Section 1.2	Principles of Construction........................................................30

ARTICLE 2	GENERAL TERMS.............................................................................31

Section 2.1	Loan Commitment; Disbursement to Borrower.......................31

2.1.1	Agreement to Lend and Borrow.....................................................31

2.1.2	Single Disbursement to Borrower..................................................31

2.1.3	The Note, Mortgage and Loan Documents....................................31

2.1.4	Use of Proceeds..............................................................................31

Section 2.2	Interest Rate.............................................................................31

2.2.1	Initial Term Interest Rate...............................................................31

2.2.2	Extended Term Interest Rate..........................................................31

2.2.3	Interest Calculation........................................................................31

2.2.4	Default Rate...................................................................................31

2.2.5	Usury Savings................................................................................32

Section 2.3	Monthly Debt Service Payment...............................................32

2.3.1	Payments Before Anticipated Repayment Date.............................32

2.3.2	Payments After Anticipated Repayment Date................................32

2.3.3	Payments Generally.......................................................................32

2.3.4	Payment on Maturity Date.............................................................33

2.3.5	Late Payment Charge.....................................................................33

2.3.6	Method and Place of Payment.......................................................33

Section 2.4	Prepayments.............................................................................33

2.4.1	Voluntary Prepayments..................................................................33

2.4.2	Mandatory Prepayments................................................................33

2.4.3	Prepayments Made While any Event of Default Exists.................34

Section 2.5	Intentionally Omitted...............................................................34

Section 2.6	Release of Property..................................................................34

2.6.1	Release Upon Payment in Full.......................................................34

2.6.2	Application of Payments of Principal............................................34

Section 2.7	Cash Management....................................................................35

2.7.1	Lockbox Account...........................................................................35

2.7.2	Cash Management Account...........................................................36

2.7.3	Payments Received Under the Cash Management Agreement......38

ARTICLE 3	CONDITIONS PRECEDENT.............................................................38

Section 3.1	Conditions Precedent to Closing..............................................38

3.1.1	Representations and Warranties; Compliance with Conditions.....38

3.1.2	Loan Agreement and Note.............................................................38

3.1.3	Delivery of Loan Documents; Title Insurance; Reports; Leases...38

3.1.4	Related Documents........................................................................40

3.1.5	Delivery of Organizational Documents.........................................40

3.1.6	Opinions of Borrower’s Counsel...................................................40

3.1.7	Budgets..........................................................................................41

3.1.8	Basic Carrying Costs.....................................................................41

3.1.9	Completion of Proceedings...........................................................41

3.1.10	Payments........................................................................................41

3.1.11	Estoppels........................................................................................41

3.1.12	Transaction Costs...........................................................................41

3.1.13	Material Adverse Change...............................................................41

3.1.14	Leases and Rent Roll.....................................................................41

3.1.15	Subordination and Attornment.......................................................41

3.1.16	Tax Lot...........................................................................................42

3.1.17	Condition of Improvements...........................................................42

3.1.18	Management Agreements...............................................................42

3.1.19	Appraisal........................................................................................42

3.1.20	Financial Statements......................................................................42

3.1.21	Further Documents.........................................................................42

3.1.22	Compliance With Law....................................................................42

3.1.23	Intentionally Omitted.....................................................................42

3.1.24	No Condemnation..........................................................................42

ARTICLE 4	REPRESENTATIONS AND WARRANTIES.....................................43

Section 4.1	Representations of Borrower....................................................43

4.1.1	Organization...................................................................................43

4.1.2	Proceedings....................................................................................43

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4.1.3 No Conflicts......................................................................................43

4.1.4	Litigation........................................................................................44

4.1.5	Agreements....................................................................................44

4.1.6	Title................................................................................................44

4.1.7	Solvency........................................................................................44

4.1.8	Full and Accurate Disclosure.........................................................45

4.1.9	No Plan Assets...............................................................................45

4.1.10	Compliance....................................................................................46

4.1.11	Financial Information.....................................................................46

4.1.12	Condemnation................................................................................46

4.1.13	Federal Reserve Regulations..........................................................46

4.1.14	Utilities and Public Access.............................................................47

4.1.15	Not a Foreign Person.....................................................................47

4.1.16	Separate Lots..................................................................................47

4.1.17	Assessments...................................................................................47

4.1.18	Enforceability.................................................................................47

4.1.19	No Prior Assignment......................................................................47

4.1.20	Insurance........................................................................................47

4.1.21	Use of Property..............................................................................47

4.1.22	Certificate of Occupancy; Licenses...............................................48

4.1.23	Flood Zone.....................................................................................48

4.1.24	Physical Condition.........................................................................48

4.1.25	Boundaries.....................................................................................48

4.1.26	Leases.............................................................................................48

4.1.27	Survey............................................................................................49

4.1.28	Principal Place of Business; State of Organization........................49

4.1.29	Filing and Recording Taxes...........................................................49

4.1.30	Special Purpose Entity/Separateness.............................................50

4.1.31	Management Agreement................................................................50

4.1.32	Illegal Activity................................................................................51

4.1.33	No Change in Facts or Circumstances; Disclosure........................51

4.1.34	Investment Company Act...............................................................51

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4.1.35	Embargoed Person; OFAC.............................................................51

4.1.36	Cash Management Account...........................................................52

4.1.37	Filing of Returns............................................................................52

4.1.38	REA................................................................................................52

4.1.39	Intentionally omitted......................................................................53

4.1.40	Development Lease........................................................................53

4.1.41	Condominium................................................................................54

Section 4.2	Survival of Representations.....................................................54

ARTICLE 5	BORROWER COVENANTS..............................................................54

Section 5.1	Affirmative Covenants.............................................................54

5.1.1	Existence; Compliance with Legal Requirements.........................54

5.1.2	Taxes and Other Charges...............................................................56

5.1.3	Litigation........................................................................................57

5.1.4	Access to Property..........................................................................57

5.1.5	Notice of Default............................................................................57

5.1.6	Cooperate in Legal Proceedings....................................................57

5.1.7	Perform Loan Documents..............................................................57

5.1.8	Award and Insurance Benefits.......................................................57

5.1.9	Further Assurances.........................................................................57

5.1.10	Mortgage Taxes..............................................................................58

5.1.11	Financial Reporting........................................................................58

5.1.12	Business and Operations................................................................61

5.1.13	Title to the Property........................................................................61

5.1.14	Costs of Enforcement.....................................................................61

5.1.15	Estoppel Statement.........................................................................61

5.1.16	Loan Proceeds................................................................................62

5.1.17	Performance by Borrower..............................................................62

5.1.18	Confirmation of Representations...................................................62

5.1.19	Required Repairs............................................................................62

5.1.20	Leasing Matters..............................................................................62

5.1.21	Alterations......................................................................................63

5.1.22	Operation of Property.....................................................................64

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5.1.23	Changes in the Legal Requirements Regarding Taxation..............65

5.1.24	No Credits on Account of the Obligations.....................................65

5.1.25	Personal Property...........................................................................65

5.1.26	Appraisals......................................................................................65

5.1.27	Condominium................................................................................66

5.1.28	Development Lease........................................................................66

5.1.29	Special Purpose Entity...................................................................67

Section 5.2	Negative Covenants.................................................................67

5.2.1	Operation of Property.....................................................................67

5.2.2	Liens...............................................................................................68

5.2.3	Dissolution.....................................................................................68

5.2.4	Change in Business........................................................................68

5.2.5	Debt Cancellation...........................................................................68

5.2.6	Zoning............................................................................................68

5.2.7	No Joint Assessment......................................................................69

5.2.8	Principal Place of Business and Organization...............................69

5.2.9	ERISA............................................................................................69

5.2.10	Transfers.........................................................................................70

5.2.11	REA................................................................................................75

5.2.12	Condominium................................................................................75

5.2.13	Development Lease........................................................................76

ARTICLE 6	INSURANCE; CASUALTY; CONDEMNATION..............................76

Section 6.1	Insurance..................................................................................76

Section 6.2	Casualty....................................................................................80

Section 6.3	Condemnation..........................................................................80

Section 6.4	Restoration...............................................................................81

ARTICLE 7	RESERVE FUNDS..............................................................................86

Section 7.1	Development Rent Funds.........................................................86

7.1.1	Deposits of Development Rent Funds...........................................86

7.1.2	Release of Development Rent Funds.............................................86

Section 7.2	Tax and Insurance Escrow........................................................86

7.2.1	Tax Funds and Insurance Funds.....................................................86

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7.2.2	Disbursements from Tax Funds and Insurance Funds...................87

Section 7.3	Replacements and Replacement Reserve.................................88

7.3.1	Replacement Reserve Funds..........................................................88

7.3.2	Disbursements from Replacement Reserve Subaccount................88

7.3.3	Balance in the Replacement Reserve Subaccount.........................88

7.3.4	Release of Replacement Reserve Funds........................................88

Section 7.4	Rollover Reserve.....................................................................89

7.4.1	Deposits to Rollover Reserve Funds..............................................89

7.4.2	Withdrawal of Rollover Reserve Funds.........................................89

7.4.3	Release of Rollover Reserve Funds..............................................90

Section 7.5	Excess Cash Reserve Funds.....................................................90

7.5.1	Deposits to Excess Cash Reserve Funds........................................90

7.5.2	Release of Excess Cash Funds.......................................................90

Section 7.6	Intentionally omitted................................................................90

Section 7.7	Condominium Common Charges Reserve...............................90

7.7.1	Deposits of Condominium Charge Funds......................................91

7.7.2	Release of Condominium Common Charge Funds.......................91

Section 7.8	Reserve Funds, Generally........................................................91

ARTICLE 8	DEFAULTS..........................................................................................92

Section 8.1	Event of Default.......................................................................92

Section 8.2	Remedies..................................................................................96

ARTICLE 9	SPECIAL PROVISIONS.....................................................................98

Section 9.1	Sale of Notes and Securitization..............................................98

Section 9.2	Securitization Indemnification...............................................101

Section 9.3	Intentionally Omitted.............................................................103

Section 9.4	Exculpation............................................................................103

Section 9.5	Matters Concerning Manager.................................................106

Section 9.6	Servicer..................................................................................106

Section 9.7	Intentionally omitted..............................................................107

Section 9.8	Restructuring of Loan............................................................107

ARTICLE 10	MISCELLANEOUS..........................................................................108

Section 10.1	Survival..................................................................................108

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Section 10.2	Lender’s Discretion................................................................108

Section 10.3	Governing Law.......................................................................108

Section 10.4	Modification, Waiver in Writing............................................110

Section 10.5	Delay Not a Waiver................................................................110

Section 10.6	Notices...................................................................................110

Section 10.7	Trial by Jury............................................................................111

Section 10.8	Headings.................................................................................111

Section 10.9	Severability.............................................................................111

Section 10.10	Preferences.............................................................................111

Section 10.11	Waiver of Notice....................................................................112

Section 10.12	Remedies of Borrower...........................................................112

Section 10.13	Expenses; Indemnity..............................................................112

Section 10.14	Schedules Incorporated..........................................................113

Section 10.15	Offsets, Counterclaims and Defenses...................................114

Section 10.16	No Joint Venture or Partnership; No Third Party Beneficiaries...........................................................................114

Section 10.17	Publicity.................................................................................114

Section 10.18	Waiver of Marshalling of Assets............................................114

Section 10.19	Waiver of Counterclaim.........................................................114

Section 10.20	Conflict; Construction of Documents; Reliance....................115

Section 10.21	Brokers and Financial Advisors.............................................115

Section 10.22	Prior Agreements....................................................................115

Section 10.23	Cumulative Rights..................................................................115

Section 10.24	Counterparts...........................................................................115

Section 10.25	Time is of the Essence............................................................116

Section 10.26	Consent of Holder or Agent...................................................116

Section 10.27	Successor Laws......................................................................116

Section 10.28	Reliance on Third Parties.......................................................116
SCHEDULES
SCHEDULE I    Intentionally Omitted
SCHEDULE II    Rent Roll/Lease
SCHEDULE III    Required Repairs
SCHEDULE IV    Organizational Structure

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SCHEDULE V    Intentionally Omitted
SCHEDULE VI    Property Description
SCHEDULE VII    Secondary Market Transaction Information

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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of March 11, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by and among BARCLAYS BANK PLC, having an address at 745 Seventh Avenue, New York, NY 10019 (“Lender”), and ARCP OFC PHOENIX (CENTRAL) AZ, LLC, a Delaware limited liability company, having an address at c/o American Realty Capital Properties, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016 (“Borrower”).
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“ACA” shall mean the Arizona Commerce Authority, an agency of the State of Arizona.
“ACA Lease” shall mean that certain Lease Agreement dated August 12, 2011, as amended by that certain First Amendment to Lease Agreement dated May 31, 2012, as may be further amended from time to time in accordance with this Agreement.
“Accrued Interest” shall have the meaning specified in Section 2.3.2 hereof.
“actual knowledge” shall mean the conscious awareness of facts or other information.
“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.
“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower or Guarantor.
“Agent” shall have the meaning set forth in Section 9.6(b) hereof.

“Agreement” shall have the meaning assigned to it in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.
“Anticipated Repayment Date” shall mean April 6, 2020.
“Applicable Interest Rate” shall mean (i) prior to the Anticipated Repayment Date, the Initial Term Interest Rate and (ii) on and after the Anticipated Repayment Date, the Extended Term Interest Rate.
“Applicable Rating Sweep Cap” shall mean Rating Sweep Cap or Reduced Rating Sweep Cap, as the context so requires.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Approved Leasing Expenses” shall mean actual out‑of‑pocket expenses incurred by the Borrower, on market terms and conditions, in leasing space at the Property pursuant to Leases (including amendments thereto) entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease (provided Lender’s approval shall not be required for the payment of management fees and leasing fees set out in Sections 5.1 and 5.2 of the Management Agreement or Section 5 of the Sub-Management Agreement), (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith (which leasing commission payments shall be deemed “Approved Leasing Expenses” for purposes of this Agreement so long as same are comparable to existing local market rates), or (C) otherwise approved in writing by Lender, and (ii) are substantiated by executed Lease documents and brokerage agreements.
“Approved Operating Expenses” shall have the meaning set forth in Section 2.7.2(b)(vii) hereof.
“ARCP” shall have the meaning set forth in Section 5.2.10(d)(iii)(A).
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Management Agreement” shall mean, with respect to the Property, that certain Subordination of Management Fees and Acknowledgment Agreement, dated as of the date hereof, among Lender, Borrower, any other Person designated as an “Owner” thereunder and the

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applicable Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction allows such court to assume custody or control of such Person or of the whole or any substantial part of its property or assets; or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.
“Basic Carrying Costs” shall mean, for any relevant period, the sum of the following costs associated with the Property: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“Borrower Policies” shall have the meaning set forth in Section 7.2.1(a) hereof.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if the Securitization has not occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.
“Calculated Payments” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.

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“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (or another basis of accounting acceptable to Lender and consistently applied) (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).
“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Manager, Wells Fargo Bank, N.A., as agent, and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.
“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Completed Immediate Repairs” shall have the meaning set forth in Section 4.1.24 hereof.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Condominium” shall mean that certain condominium regime created pursuant to the Condominium Documents.
“Condominium Act” shall mean the Arizona Condominium Act, A.R.S. §§ 33-1201 et seq., as amended and as it may be further amended from time to time.
“Condominium Association” shall mean CPE Condominium Owners’ Association, Inc., an Arizona non-profit corporation.
“Condominium Common Charges” shall mean all common charges, maintenance fees and other assessments imposed against Borrower pursuant to the Condominium Documents, including, without limitation, water rates and sewer rates.

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“Condominium Common Charge Account” shall have the meaning set forth in Section 7.7.1 hereof.
“Condominium Common Charge Funds” shall have the meaning set forth in Section 7.7.1 hereof.
“Condominium Documents” shall mean the Declaration, articles of incorporation and by-laws and rules and regulations of the condominium association and any and all other documentation related to the proper formation and operation of the condominium regime established at the Property under the laws of the State.
“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
“Cure Credit Ratings” shall mean BBB from S&P and Baa2 from Moody’s.
“Declaration” shall mean Declaration of Condominium and Declaration of Covenants, Conditions, Restrictions and Easements for Freeport-McMoRan Center Condominium dated March 7, 2011 and recorded with the Official Records of Maricopa County Recorder on March 14, 2011 as Document No. 2011-0221796, as amended by that certain First Amendment to Declaration of Condominium and Declaration of Covenants, Conditions, Restrictions and Easements for Freeport-McMoRan Center Condominium dated as of October __, 2013 and recorded with the Official Records of Maricopa County Recorder on December 3, 2013 as Document No. 2013-1029755 and re-recorded with the Official Records of Maricopa County Recorder on November 6, 2014 as Document No. 2014-0737727, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Applicable Interest Rate.
“Demised Premises” shall mean the approximately 249,011 rentable square feet located in the office condo located in the building known as 333 North Central Avenue, Phoenix, Arizona currently demised to Freeport pursuant to the Freeport Lease and ACA pursuant to the ACA Lease.
“Deposit Bank” shall have the meaning set forth in the Cash Management Agreement.

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“Development Agreement” shall mean that certain Amended and Restated Development Agreement dated October 6, 2006 and recorded November 1, 2006 in Document No. 2006-1447322, as amended by First Amendment to Amended and Restated Development Agreement dated December 19, 2007 and recorded December 26, 2007 in Document No. 2007-1344690 and Second Amendment to Amended and Restated Development Agreement dated April 14, 2010 and recorded April 15, 2010 in Document No. 2010-0318595, and as partially assigned by Partial Assignment of Development Agreement (Lot 2 Rights) and Consent to Assignment dated April 14, 2010 and recorded April 15, 2010 in Document No. 2010-0318594.
“Development Lease” shall mean Unsubordinated Development Lease dated January 9, 2008 by and between the City of Phoenix, a municipal corporation and Central Park East Associates LLC, a Delaware limited liability company, as amended by that certain First Amendment to Unsubordinated Development Lease, dated April 14, 2010, as further amended by that certain Second Amendment to Unsubordinated Development Lease, dated March 7, 2011, as further amended by that certain Third Amendment to Unsubordinated Development Lease, dated October 29, 2014, as further amended by Addendum to Third Amendment to Unsubordinated Development Lease (Correction of Scriveners Error), dated as of February 27, 2015, and as may be amended form time to time in accordance with this Agreement.
“Development Rent” shall mean any rent, additional rent or other charge payable by the tenant under the Development Lease.
“Development Rent Funds” shall have the meaning set forth in Section 7.1.1.
“Development Rent Subaccount” shall have the meaning set forth in Section 7.1.1.
“Disclosure Document” shall have the meaning set forth in Section 9.2 hereof.
“Discount Rate” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000.00 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $250,000,000.00 and (ii) is regularly engaged in the business of making or owning (or, in the case of a fund advisor or manager, advising or managing with respect to a fund that is regularly engaged in the business of making or owning) commercial real estate loans (including mezzanine loans with respect to commercial real estate) or operating commercial properties.
“Eligible Account” shall have the meaning set forth in the Cash Management Agreement.
“Eligible Institution” shall have the meaning set forth in the Cash Management Agreement.
“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

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“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Laws” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right‑to‑Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in the Property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the Property; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with Borrower would be deemed to be a “single employer” within the meaning of section 414(b), (c), (m) or (o) of the Code.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.
“Excess Cash” shall have the meaning set forth in Section 2.7.2(b)(x) hereof.
“Excess Cash Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Cash Reserve Subaccount” shall have the meaning set forth in Section 7.5.1 hereof.

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“Excess Cash Sweep Period” shall be deemed to (i) commence at such time as (a) an Event of Default shall have occurred, (b) if the tenant under the Freeport Lease (or any tenant under any Replacement Lease) shall Go Dark at the Freeport Premises, (c) a Bankruptcy Action shall have occurred with respect to the tenant under the Freeport Lease (or any tenant under any Replacement Lease), (d) any Rating Sweep shall have occurred, or (e) the Anticipated Repayment Date occurs without repayment and satisfaction in full of the Obligations and (ii) end at such time, if ever, as (1) in the case of the foregoing clause (a), the Event of Default giving rise to such Excess Cash Sweep Period shall no longer exist (provided, however, that Lender shall not be obligated to accept a cure, unless required by Legal Requirements), (2) in the case of the foregoing clause (b), Freeport shall have resumed physical occupancy of the Freeport Premises or a replacement Tenant (or any permitted subtenants) shall be in physical occupancy of the entire Freeport Premises, in each case, continually during normal business hours for six (6) consecutive calendar months, (3) in the case of the foregoing clause (c), upon the earlier of (x) the Tenant has emerged from bankruptcy and accepted the Freeport Lease in any applicable Bankruptcy Proceeding or (y) one or more new Leases approved by Lender in accordance with this Agreement covering the entire Freeport Premises have been executed and the tenant(s) under such new Lease(s) are in physical occupancy of the entire Freeport Premises and paying unabated rent in full under any applicable Lease(s), (4) in the case of the foregoing clause (d) (A) the Rating Sweep Cure has occurred or (B) if applicable, Lender has collected funds equal to the Applicable Rating Sweep Cap (provided that clause (B) shall not be applicable during the continuance of an Uncapped Rating Sweep). For the avoidance of doubt, an Excess Cash Sweep Period in the case of the foregoing clause (e) shall not be subject to cure.
“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Exchange Act Filing” shall have the meaning set forth in Section 9.1 hereof.
“Extended Term Interest Rate” shall mean a rate per annum equal to 3% over the Initial Term Interest Rate.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Freeport” shall mean Freeport Minerals Corporation (formerly Freeport McMoRan Corporation), a Delaware corporation.
“Freeport Lease” shall mean that certain Office Lease Agreement dated as of December 18, 2009, as amended by that certain First Amendment to Office Lease Agreement dated March 7, 2011, as further amended by that certain Second Amendment to Office Lease Agreement dated May 24, 2011, as further amended by letter agreements dated September 29, 2011 and October 11, 2011, as may be further amended from time to time in accordance with this Agreement.

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“Freeport Premises” shall mean the approximately 246,490 rentable square feet of the Demised Premises leased to Freeport pursuant to the Freeport Lease.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Go Dark” or “Gone Dark” shall mean the cessation of physical occupancy by Freeport (or other permitted Tenant of the Freeport Premises) at the Property except (i) during such periods when the Property is untenantable by reason of fire or other Casualty or Condemnation, (ii) in connection with repairs or alterations that are being made at the Property in accordance with the Freeport Lease, this Agreement and the other Loan Documents, (iii) that such Tenant shall not be deemed to have ceased physical occupancy in any portion of the Freeport Premises if such portion of the Freeport Premises has been subleased in its entirety to one or more subtenants, such subleases have been approved by Lender to the extent required pursuant to the terms of this Agreement and none of the subtenants have ceased physical occupancy in the subleased premises which in the aggregate cover the entire Freeport Premises.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), derived from the ownership and operation of the Property from whatever source during such period based upon the latest financial statements that Lender has received from Borrower, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, easement proceeds, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass‑through or reimbursements paid by tenants under the Leases of any nature, business interruption or other loss of income or rental insurance proceeds and interest on Reserve Funds, but excluding Rents from month‑to‑month tenants or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, proceeds from the sale of furniture, fixtures and equipment, Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income or rental insurance), and any disbursements to Borrower from the Tax Funds, the Insurance Funds, the Replacement Reserve Funds, the Rollover Reserve Funds, the Excess Cash Reserve Funds, or any other escrow or reserve fund established by the Loan Documents.
“Guarantor” shall mean Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership.
“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Hazardous Substances” includes, but is not limited to, (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos‑containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property on which such materials are used or stored for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, and (ii) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose an imminent threat to human health or the environment or adversely affect the Property.
“Holder” shall have the meaning set forth in Section 9.6(b) hereof.
“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Property.
“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnifying Person” shall mean Borrower and Guarantor.
“Independent Director” or “Independent Manager” shall mean a Person who (a) is (i) provided by a nationally recognized professional service company or (ii) approved in writing by the Lender (which consent shall not be unreasonably withheld), (b) is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (i) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Borrower or any Affiliate of Borrower; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager,

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customer, supplier or other Person, and (c) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment and/or ownership experience with one or more nationally‑recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director or Independent Manager of Borrower an employee and/or owner of such a company or companies. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an Independent Director or Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is a Professional Independent Director. As used in this definition and in the definition of “Special Purpose Entity,” “nationally recognized professional service company” means CT Corporation, Corporation Services Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally‑recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business.
“Initial Common Charge Amount” shall have the meaning set forth in Section 7.7.1 hereof.
“Initial Term Interest Rate” shall mean a fixed rate of 4.766% per annum.
“Interest Holders” shall have the meaning set forth in Section 5.2.10(d) hereof.
“Interest Period” shall have the meaning set forth in Section 2.3.3 hereof.
“Insolvency Opinion” shall mean that certain non‑consolidation opinion letter dated as of the Closing Date delivered by Kutak Rock LLP in connection with the Loan.
“Insurance Funds” shall have the meaning set forth in Section 7.2.1(a) hereof.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

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“Insurance Subaccount” shall have the meaning set forth in Section 7.2.1 hereof.
“Investor” shall have the meaning set forth in Section 5.1.11(f) hereof.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) entered into by Borrower pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Notwithstanding the foregoing, the Development Lease shall not constitute a Lease.
“Lease Termination Payments” shall have the meaning set forth in Section 7.4.1(b)(i) hereof.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.
“Lender Group” shall have the meaning set forth in Section 9.2 hereof.
“Lender Transfer Requirements” shall require Borrower to deliver, or cause to be delivered, at Borrower’s sole cost and expense, if the Transfer would result in (i) a change of Control of Borrower or (ii) any Person owning 20% or more of the direct or indirect interests in Borrower (which Person did not own 20% or more prior to such Transfer), such customary searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and/or Controlling Persons, as applicable, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and/or Controlling Persons, as applicable, were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches with respect to such Person(s) under Section 5.2.10 hereof shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender).

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“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.
“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean any mortgage, deed of trust, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Property, or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” shall mean the loan in the original principal amount of SEVENTY‑ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($71,500,000.00) made by Lender to Borrower pursuant to this Agreement.
“Loan Amount” shall mean Seventy-One Million Five Hundred Thousand and No/100 Dollars ($71,500,000.00).
“Loan Application” shall have the meaning set forth in Section 10.22 hereof.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, any O&M Agreements, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Lockbox Agreement, and all other documents executed and/or delivered by Borrower, Guarantor, Borrower Principal, Manager or Affiliate of any of these Persons in connection with the Loan as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Account” shall have the meaning set forth in Section 2.7.1(a) hereof.
“Lockbox Agreement” shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Borrower, Lockbox Bank and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Bank” shall mean Wells Fargo Bank, N.A. or any successor or permitted assigns thereof.
“Lockout Period” shall mean the period from the Closing Date through and including the earlier to occur of (i) three (3) years following the Closing Date and (ii) two (2) years after the closing of a Secondary Market Transaction.
“Management Agreement” shall mean (a) that certain Property Management and Leasing Agreement dated as of November 4, 2014, by and between Borrower and Manager in connection with the property management of the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (in accordance with the provisions hereof) and (b) at such time any Manager shall no longer be a Manager, any replacement property

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management agreement shall either be (i) acceptable to Lender and entered into by and between the Borrower and a Qualified Manager, (acceptable to Lender as set forth in the definition of Qualified Manager) pursuant to which such Qualified Manager is to provide management and other services with respect to the Property, or (ii) if the applicable provisions of this Agreement require, a Replacement Management Agreement.
“Manager” shall mean CREI Advisors, LLC, an Arizona limited liability company, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Maturity Date” shall mean April 6, 2025, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.
“Material Adverse Change” shall mean if, in Lender’s reasonable discretion, the business, operations, prospects, property, assets, liabilities or financial condition of, Borrower, any Principal of Borrower, or Guarantor, in each case, taken as a whole, or in the ability of Borrower or Guarantor to perform its obligations under the Loan Documents has changed in a manner which could materially impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents or the Leases, as the case may be.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Minimum Disbursement Amount” shall mean Five Thousand and No/100 Dollars ($5,000.00).
“Monthly Borrower Insurance Payment” shall have the meaning set forth in Section 7.2.1(a) hereof.

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“Monthly Debt Service Payment Amount” shall mean, (i) on or prior to the Anticipated Repayment Date, the Pre‑ARD Monthly Debt Service Payment Amount, and (ii) after the Anticipated Repayment Date, the Post‑ARD Monthly Debt Service Payment Amount.
“Monthly Tax Payment” shall have the meaning set forth in Section 7.2.1(c) hereof.
“Monthly Tenant Insurance Payment” shall have the meaning set forth in Section 7.2.1(b) hereof.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Moody’s Rating Sweep” shall mean the credit rating of Freeport is reduced to Ba1 or worse from Moody’s.
“Mortgage” shall mean that certain first priority mortgage, deed of trust, deed to secure debt or similar security agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Obligations which encumbers the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Multiemployer Plan” shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which Borrower or any ERISA Affiliate, and one or more employers other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.
“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.
“Note” shall mean that certain Promissory Note of even date herewith in the original principal amount of SEVENTY‑ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($71,500,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Note Register” shall have the meaning set forth in Section 9.6(b) hereof.
“Notice” shall have the meaning set forth in Section 10.6 hereof.
“O&M Agreement” shall mean, with respect to the Property, any asbestos and lead‑based paint operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Obligations” shall mean Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“OFAC” shall have the meaning set forth in Section 4.1.35 hereof.
“Office Condominium” shall mean the “Office Unit” as such term is defined in the Declaration.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the manager of Borrower.
“Open Prepayment Date” shall mean the date which is the Payment Date occurring three (3) months prior to the Anticipated Repayment Date.
“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), of whatever kind relating to the operation, maintenance and management of the Property based upon the latest financial statements Lender has received from Borrower, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation and amortization, debt service, pre‑payments of principal (to the extent permitted by this Agreement), Capital Expenditures (including any reserves therefor maintained by Borrower but not required hereunder), costs of acquisition, impairment charges (maintained by Borrower but not required to be maintained as a Reserve Fund hereunder), and contributions to the Replacement Reserve Funds, the Tax Funds, the Insurance Funds, the Development Rent Funds, Rollover Reserve Funds, the Condominium Common Charge Funds and any other Reserve Funds or other funds required to be deposited into any reserves required under the Loan Documents, provided this definition shall exclude the foregoing expenses which are attributable to a Property with a month to month Lease or Property where the tenant is subject to a Bankruptcy Action, except for the following costs attributable to the Property: Taxes and Other Charges, Insurance Premiums on Policies and other costs which would have to be paid relative to the Property assuming that all applicable Leases have terminated and no tenant remains in possession of the Property.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including without limitation, Condominium Common Charges, vault

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charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower or Guarantor contained in any other Loan Document; (c) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower and/or Guarantor to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107‑56 (signed into law October 26, 2001)).
“Payment Date” shall mean May 6, 2015 and each other sixth (6th) day of each calendar month occurring during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.
“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in Schedule B of each of the Title Insurance Policies, (c) Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or delinquent, (d) the Leases existing as of the date hereof, as set forth in Schedule II and any Leases entered into after the date hereof in accordance with Section 5.1.20 and any Liens permitted under any such Leases, (e) customary easement agreements entered into after the date hereof provided they do not materially and adversely affect the value, operation or use of the Property as used on the Closing Date or Borrower’s ability to repay the Loan, and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property as used on the Closing Date or Borrower’s ability to repay the Loan.
“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.
“Permitted Transfer” shall have the meaning set forth in Section 5.2.10(d) hereof.

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“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” with respect to the Property, shall have the meaning set forth in Article 1 of the Mortgage.
“Physical Conditions Report” with respect to the Property, shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its reasonable discretion, which report shall, among other things, (i) not indicate that the Property is in material violation of any applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all improvements if reasonably obtainable (unless previously delivered to Lender).
“Policies” shall have the meaning set forth in Section 6.1(b) hereof.
“Post‑ARD Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.2 hereof.
“Pre‑ARD Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.1 hereof.
“Prepayment Date” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
“Principal” shall mean the Special Purpose Entity that is (i) the general partner of Borrower, if Borrower is a limited partnership or (ii) the managing member of Borrower, if Borrower is a multi‑member limited liability company.
“Professional Independent Director” shall have the meaning set forth in the definition of “Independent Director” above.
“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non‑exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.
“Property” shall mean Borrower’s leasehold interest in the real property on Schedule VI demised under the Development Lease and made a part hereof, all Improvements thereon owned by Borrower and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such parcels of real property and related Improvements, all as more particularly described in the Mortgage.
“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, Borrower,

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Principal, Guarantor and/or Manager, including, without limitation, any financial data or financial statements required under Section 5.1.1.
“Qualified Manager” shall mean either (a) Manager, or (b) a Person which is a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that (i) such management organization shall have at least ten (10) years of experience in the market in which the Property is located and have at least ten million (10,000,000) square feet of commercial space under management, (ii) Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof issued pursuant to the Securitization, and (iii) such Person shall have entered into a Replacement Management Agreement and Assignment of Management Agreement.
“Rating Agencies” shall mean each of S&P, Realpoint LLC, Moody’s and Fitch, or any other nationally recognized statistical securities rating organizations as may be designated by Lender to assign a rating to all or any portion of the Securities.
“Rating Agency Confirmation” shall mean a written affirmation from each of the applicable Rating Agencies which confirms that the taking of the action referenced therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.
“Rating Cap Credit Ratings” shall mean BB+ from S&P and Ba1 from Moody’s.
“Rating Sweep” shall mean a Moody’s Rating Sweep or S&P Rating Sweep.
“Rating Sweep Cap” shall mean an amount equal to $20.00 per square foot of Freeport Premises has been collected.
“Rating Sweep Cure” shall mean the credit rating of Freeport shall be the Cure Credit Ratings or higher from S&P and Moody’s.
“REA” shall mean, collectively, those reciprocal easement agreement(s), if any, identified on Schedule B of the Title Insurance Policy, as the same may be amended, restated, supplemented or otherwise modified from time to time, as more specifically described in the Title Insurance Policy applicable to the Property which is the subject of such title encumbrance, including, without limitation, the Development Agreement.
“Reduced Cap Credit Ratings” shall mean, after the occurrence of a Rating Sweep, Freeport’s credit ratings shall be BBB- from S&P and Baa3 from Moody’s.
“Reduced Rating Sweep Cap” shall mean an amount equal to $10.00 per square foot of Freeport Premises has been collected.
“Regulation AB” Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

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“Regulation S‑K” Regulation S‑K of the Securities Act, as such regulation may be amended from time to time.
“Regulation S‑X” Regulation S‑X of the Securities Act, as such regulation may be amended from time to time.
“Related Entities” shall have the meaning set forth in Section 5.2.10(f).
“Related Loan” a loan to an Affiliate of Borrower or any Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross‑collateralized with the Loan.
“Related Property” a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” (within the meaning of the definition of Significant Obligor) to the Property.
“Release” with respect to any Hazardous Substance shall include, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
“Release Date” shall have the meaning set forth in Section 2.4.3 hereof.
“REMIC” shall have the meaning set forth in Section 6.4(f) hereof.
“Rents” shall mean all rents (including percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of their agents or employees from any and all sources arising from or attributable to the Property, and the Improvements thereon, including all revenues from telephone services, laundry, vending, television and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.
“Replacement Lease” shall have the meaning set forth in Section 9.4(xi) hereof.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager (acceptable to Lender as set forth in the definition of “Qualified Manager”) substantially in the same form and substance as the Management Agreement that such subsequent agreement is intended to replace, with any changes being reasonably acceptable to Lender, or (ii) a management agreement with a Qualified Manager, which

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management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense. The Management Agreement is an acceptable Replacement Management Agreement if the Sub-Management Agreement (or a replacement thereof) is no longer utilized in connection with the Property.
“Replacement Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.
“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.
“Replacement Reserve Subaccount” shall have the meaning set forth in Section 7.3.1 hereof.
“Replacements” shall have the meaning set forth in Section 7.3.1 hereof.
“Required Repairs” shall have the meaning set forth in Section 5.1.19 hereof.
“Reserve Disbursement Conditions” shall mean (i) the Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specifies the Replacements or Approved Leasing Expenses, as applicable, to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing, and (iii) Lender shall have received (a) an Officer’s Certificate from Borrower (1) (A) in the case of a requested disbursement of Replacement Reserve Funds, stating that the items to be funded by the requested disbursement are Replacements, and a description thereof, or (B) in the case of a requested disbursement of Rollover Reserve Funds, stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (2) stating that all Replacements and/or Approved Leasing Expenses consisting of tenant improvements at the Property, as applicable, to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Replacements or Approved Leasing Expenses consisting of tenant improvements, as applicable, to be funded by the requested disbursement or, in the case of a requested disbursement of Rollover Reserve Funds for leasing commissions, the broker entitled to such leasing commissions to be funded by the requested disbursement, (4) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work completed and/or materials furnished to date, (5) stating that the portion of the Replacements or Approved Leasing Expenses, as applicable, to be funded have not been the subject of a previous disbursement of Replacement Reserve Funds or Rollover Reserve Funds, as applicable, (6) stating that all previous disbursements of Replacement Reserve Funds or Rollover Reserve Funds, as applicable, have been used to pay the previously identified Replacements and/

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or Approved Leasing Expenses, as applicable, and (7) stating that all outstanding trade payables of Borrower (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (b) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Replacements or Approved Leasing Expenses consisting of tenant improvements, as applicable, and not previously delivered to Lender, (c) if required by Lender for requests in excess of $10,000, lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option for Replacements and/or Approved Leasing Expenses consisting of tenant improvements at the Property, a title search for the Property indicating that the Property is free from all Liens, claims and encumbrances other than Permitted Encumbrances and those encumbrances previously approved by Lender, (e) at Lender’s option, if the cost of the Replacements or Approved Leasing Expenses consisting of tenant improvements, as applicable, exceeds $25,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Replacements or Approved Leasing Expenses consisting of tenant improvements, as applicable, and (f) such other evidence as Lender shall reasonably request to demonstrate that the Replacements and/or Approved Leasing Expenses, as applicable, to be funded by the requested disbursement have been completed (in the case of Replacements or Approved Leasing Expenses consisting of tenant improvements) and are paid for or will be paid upon such disbursement to Borrower.
“Reserve Funds” shall mean, collectively, the Development Rent Funds, the Condominium Common Charge Funds, the Tax Funds, the Insurance Funds, the Replacement Reserve Funds, the Rollover Reserve Funds, the Excess Cash Reserve Funds and any other escrow or reserve fund established pursuant to the Loan Documents.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean, collectively  Borrower, any Principal, and Guarantor.
“RICO” shall mean the Racketeer Influenced Corrupt Organizations Act.
“Rollover Reserve Funds” shall have the meaning set forth in Section 7.4.1 hereof.
“Rollover Reserve Monthly Deposit” shall have the meaning set forth in Section 7.4.1 hereof.
“Rollover Reserve Subaccount” shall have the meaning set forth in Section 7.4.1 hereof.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw‑Hill Companies.
“S&P Rating Sweep” shall mean the credit rating of Freeport is reduced to BB+ or worse from S&P.

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“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“SEC” shall have the meaning set forth in Section 7.6 hereof.
“Secondary Market Transaction” shall have the meaning set forth in Section 9.1 hereof.
“Securities” shall have the meaning set forth in Section 9.1 hereof.
“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Securitization” shall have the meaning set forth in Section 9.1 hereof.
“Servicer” shall have the meaning set forth in Section 9.6 hereof.
“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.
“Significant Obligor” has the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Sole Member” shall mean Cole Corporate Income Operating Partnership II, LP.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof shall comply with the following requirements unless it has received (1) prior written consent to do otherwise from the Lender and (2) following any Securitization, confirmation from the applicable Rating Agencies that such noncompliance would not result in the qualification, withdrawal, or downgrade of the rating of any Securities or any class thereof:
(a)    was, is and will be organized solely for the purpose of (i) with respect to Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, operating and disposing of the Property, entering into loan documents relating to loans secured by Borrower’s Property which have been paid or defeased in full on or about the date hereof, entering into this Agreement and the other Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (ii) with respect to any general partner of Borrower that is a limited partnership, acting as a general partner of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (iii) with respect to any managing member of Borrower that is a multi‑member limited liability company, acting as a managing member of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(b)    has not been, is not, and will not be engaged, in any business unrelated to (i) with respect to Borrower, the acquisition, development, ownership, financing, management or

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operation of the Property; (ii) acting as a general partner of one or more limited partnerships that owns the Property; or (iii) acting as a member of the limited liability company that owns the Property, as applicable;
(c)    does not and will not have any assets other than (i) with respect to Borrower, the Property and personal property (including, without limitation, cash) related thereto; (ii) with respect to any general partner of Borrower that is a limited partnership, its general partnership interests in Borrower; and (iii) with respect to any managing member of Borrower that is a multi‑member limited liability company, its managing membership interests in Borrower, as applicable;
(d)    (i) to the fullest extent permitted by law, has not engaged, sought or consented to, and will not engage in, seek or consent to,
(A)    any dissolution, winding up, liquidation, consolidation, or merger (other than mergers that were consummated prior to the date hereof), or
(B)    any sale of all or substantially all of its assets or any transfer of partnership or membership interests (if such entity is a general partner in a limited partnership, or a member in a limited liability company), except as permitted under the Loan Documents, and (ii) except as permitted under the Loan Documents or unless required by law, shall not cause, consent to or permit any amendment of its limited partnership agreement, certificate of limited partnership, articles of incorporation, articles of organization, by‑laws, certificate of formation or operating agreement with respect to the matters set forth in this definition;
(e)    if such entity now is and will be a limited partnership, has as its only general partner, (i) a Special Purpose Entity that is a corporation that satisfies the requirements of subparagraph (f) below, or (ii) a limited partnership or limited liability company which is itself a Special Purpose Entity in accordance with the terms of this definition;
(f)    if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of managers or directors of such entity to take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors, including the Independent Directors;
(g)    if such entity is a limited liability company and such limited liability company has more than one member, such limited liability company has as its manager or managing member a Special Purpose Entity that is a corporation and that owns at least one percent (1.0%) of the equity of the limited liability company;
(h)    if such entity is a limited liability company and such limited liability company has only one member, such limited liability company (i) has been formed under Delaware law,

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(ii) has either a corporation or one (1) other Person that shall become a member of the limited liability company upon the dissolution or disassociation of the member, (iii) has a board of directors or board of managers with not less than two (2) Independent Directors or Independent Managers, as applicable, and (iv) has a limited liability company operating agreement that does not and will not cause or allow its board of directors or board of managers to take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors or board of managers, including the Independent Directors or Independent Managers, as applicable;
(i)    if such entity is (A) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (B) a limited partnership, has a limited partnership agreement, or (C) a corporation, has a certificate or articles of incorporation and bylaws, as applicable, in each case, that provide that such entity will not:
(i)    to the fullest extent permitted by applicable law, dissolve, merge (other than with respect to mergers that were consummated prior to the date hereof), liquidate or consolidate;
(ii)    except as permitted under the Loan Documents, sell all or substantially all of its assets;
(iii)    except as permitted under the Loan Documents or unless required by applicable law, engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition; or
(iv)    without the affirmative vote of all its directors or managers (including its Independent Directors or Independent Managers) or if the entity is a limited partnership or limited liability company with more than one member, the affirmative vote of all of the directors or manager (including the Independent Directors or Independent Managers) of the general partner or managing member of such entity, or the vote of all of its administrative trustees (including its Independent Directors), take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest; or
(j)    except for (A) the Loan and (B) capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and applicable law and properly reflected on its books and records, has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates, except in the ordinary course of its business and on terms which are commercially reasonable and comparable to those which would be obtained in a comparable arm’s‑length transaction with an unrelated third party;
(k)    has been, is and intends to remain solvent; provided, however, that the foregoing shall not require any member of Borrower to make any additional capital contribution to Borrower and shall not be deemed to be violated if (i) the Property declines in value as a result of

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market or economic conditions or (ii) Borrower does not have available cash flow from the Property to make, and does not have reserves (if any) available for payment of, any required payment of principal or interest, including without limitation, repayment of the Loan on the Maturity Date. Borrower has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets to the extent of available cash flow from the Property and reserves available for the payment thereof as the same have or shall become due. Borrower has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any member of Borrower to make any additional capital contribution to Borrower and shall not be deemed to be violated if Borrower does not have available cash flow from the Property to make any required payment, and does not have reserves (if any) available for the payment, of principal or interest, including without limitation, repayment of the Loan on the Maturity Date;
(l)    has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(m)    as required pursuant to this Agreement or the other Loan Documents, has maintained and will maintain its accounts, books, records, resolutions and agreements separate from any other Person and, to the extent that is required to file tax returns under applicable law, has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;
(n)    Intentionally Omitted;
(o)    Intentionally Omitted;
(p)    has held and will hold its funds and assets in its own name and such funds and assets have not been and shall not be commingled with those of Guarantor, Sponsor, Manager or any other Person;
(q)    has held itself out and identified itself, and will hold itself out and identify itself, and has conducted and will conduct its business, in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (j) above of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;
(r)    as required pursuant to this Agreement or the other Loan Documents, has maintained and will maintain its balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP (or another basis of accounting acceptable to Lender and consistently applied); provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy

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the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;
(s)    as required pursuant to this Agreement or the other Loan Documents, has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;
(t)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(u)    has had no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than in the case of Borrower (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed one percent (1%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances; (iii) such other liabilities that are expressly permitted pursuant to this Agreement; and (iv) loans secured by the Property which have been paid or defeased in full on or about the date hereof;
(v)    has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except (i) as permitted pursuant to this Agreement, (ii) in the case of Borrower, in connection with the Loan, (iii) with respect to the general partner of Borrower that is a limited partnership, as such general partner may be liable under applicable law for the obligations of Borrower as the general partner thereof, and (iv) for a guaranty of a credit facility to the Guarantor, for which it shall be released from on or about the date hereof;
(w)    has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(x)    has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;
(y)    has maintained and used, now maintains and uses, and will maintain and use, separate invoices and checks bearing its name. The invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(z)    has not pledged and will not pledge its assets for the benefit of any other Person, except, in the case of Borrower, (i) in connection with the Loan pursuant to the Loan

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Documents and (ii) in connection with a loan secured by Borrower’s Property that has been paid or defeased in full on or about the date hereof;
(aa)    Intentionally Omitted;
(bb)    as required pursuant to this Agreement or the other Loan Documents, has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(cc)    has not made and will not make loans or advances to, or own or acquire any stock or securities of, any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment‑grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);
(dd)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or department of it, and has not identified itself, and shall not identify itself, as a division or department of any other Person;
(ee)    Intentionally Omitted;
(ff)    has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(gg)    if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;
(hh)    does not and will not have any of its obligations guaranteed by any Affiliate, except as provided by the Loan Documents;
(ii)    has not formed, acquired or held and will not form, acquire or hold any subsidiary or own any equity interest in any other entity;
(jj)    has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct;
(kk)    will not consolidate or merge with or into any Person (other than with respect to mergers that were consummated prior to the date hereof);
(ll)    to the fullest extent permitted by law, will not dissolve or liquidate; and
(mm)    except in connection with a sale or other transfer permitted under the Loan Documents, will not sell all or substantially all of its assets.

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“Sponsor” shall mean Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation and the general partner of Guarantor.
“State” shall mean the State or Commonwealth as applicable in the context where such term is used, and where used with respect to the Property, shall mean the State of Arizona.
“Subaccounts” shall have the meaning set forth in Section 2.7.2 hereof.
“Subleases” shall have the meaning set forth in Section 4.1.26 hereof.
"Sub-Management Agreement" shall mean (a) that certain Property Management Agreement (Limited Scope) dated as of November 4, 2014, by and between Manager, as primary manager, and Transwestern Manager, as sub-manager, in connection with the property management of the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (in accordance with the provisions hereof), as affected by that certain notice of termination dated February 11, 2015 and effective March 31, 2015 (the “Sub-Management Termination”) and (b) at such time the Transwestern Manager shall no longer be a manager pursuant to the Sub-Management Agreement, any replacement property sub-management agreement shall either be (i) acceptable to Lender and entered into by and between the Borrower and/or the Manager and a Qualified Manager, pursuant to which such Qualified Manager is to provide management and other services with respect to the Property, or (ii) if the applicable provisions of this Agreement require, a Replacement Management Agreement.
“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 3.1.3(c) hereof.
“Tax Funds” shall have the meaning set forth in Section 7.2.1(b) hereof.
“Tax Subaccount” shall have the meaning cert forth in Section 7.2.1(c) hereof.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.
“Title Company” shall mean First American Title Insurance Company.
“Title Insurance Policy” shall mean the ALTA Mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the liens of the Mortgage encumbering the Property.

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“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“Transferee” shall have the meaning set forth in Section 5.2.10(f).
“Transferee’s Principal” shall have the meaning set forth in Section 5.2.10(f).
“Transferee’s Sponsor” shall have the meaning set forth in Section 5.2.10(f).
“Transwestern Manager” shall mean Transwestern Commercial Services of Arizona, L.L.C., d/b/a Transwestern, a Delaware limited liability company.
“Trustee” shall mean the trustee under the applicable Mortgage, as applicable.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York unless otherwise specified herein.
“Uncapped Rating Sweep” shall mean any Rating Sweep which is a result of Freeport’s credit rating being reduced to BB or worse from S&P or Ba2 or worse from Moody’s.
“Underwriter Group” shall have the meaning set forth in Section 9.2 hereof.
“U.S. Obligations” shall mean non‑redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) 1% of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due from the Prepayment Date through the Open Prepayment Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Term Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi‑annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15‑Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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“Yield Maintenance Treasury Rate” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
Section 1.2    Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to.” Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2

GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrower.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan on the Closing Date.
2.1.2    Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases, the Guaranty and the other Loan Documents.
2.1.4    Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) pay all past‑due Basic Carrying Costs, if any, with respect to the Property, (b) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, and (e) distribute the balance, if any, to Borrower.
Section 2.2    Interest Rate.
2.2.1    Initial Term Interest Rate. Subject to Section 2.2.4 hereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Anticipated Repayment Date at the Initial Term Interest Rate.
2.2.2    Extended Term Interest Rate. Subject to Section 2.2.4 hereof, interest on the Outstanding Principal Balance shall accrue from and including the Anticipated Repayment Date to but excluding the Maturity Date at the Extended Term Interest Rate.

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2.2.3    Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the average Outstanding Principal Balance in effect for the applicable period as calculated by Lender.
2.2.4    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.5    Usury Savings. It is agreed that this Agreement, the Note, the other Loan Documents and all other agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied (without prepayment penalty or premium or any Yield Maintenance Premium) toward payment of the Debt and Other Obligations of a monetary nature until the Debt and such Other Obligations are paid in full, and within two (2) Business Days of such payment in full, shall be returned to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Monthly Debt Service Payment.
2.3.1    Payments Before Anticipated Repayment Date. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only at the Initial Term Interest Rate on the Outstanding Principal Balance for the period commencing on the Closing Date and ending on and including April 5, 2015, which amount shall be applied on April 6, 2015 to interest which shall have accrued on the Outstanding Principal Balance during such period and (b) commencing on May 6, 2015 and on each Payment Date thereafter up to and including the Anticipated Repayment Date, Borrower shall make a payment to Lender in an amount equal to interest only at the Initial Term Interest Rate on the Outstanding Principal Balance for the applicable Interest Period (the “Pre‑ARD Monthly Debt Service Payment Amount”).
2.3.2    Payments After Anticipated Repayment Date. On each Payment Date occurring after the Anticipated Repayment Date, Borrower shall (a) make a payment to Lender in an amount equal to interest only at the Initial Term Interest Rate on the Outstanding Principal Balance for the applicable Interest Period (without adjustment for Accrued Interest) (the “Post‑ARD

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Monthly Debt Service Payment Amount”) and (b) pay to Lender amounts required to be applied to principal and interest as set forth in Section 2.7.2(b) hereof. Interest accrued at the Extended Term Interest Rate and not paid pursuant to the preceding sentence (such accrued interest referred to as “Accrued Interest”) shall not earn interest.
2.3.3    Payments Generally. The first interest accrual period hereunder shall commence on and include the Closing Date and end on and include April 5, 2015. Each interest accrual period thereafter shall commence on the sixth (6th) day of each calendar month during the term of the Loan and shall end on and include the fifth (5th) day of the next succeeding calendar month (the “Interest Period”). For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.4    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.
2.3.5    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, including the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum, and (b) the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
2.3.6    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any payments or prepayments required to be made hereunder or under the Cash Management Agreement by Lender or Servicer out of the Cash Management Account shall be deemed to have been timely made for purposes of this Section 2.3.6.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On any Business Day following the Lockout Period, Borrower may, at Borrower’s option and upon not less than thirty (30) days irrevocable prior written notice to Lender, prepay the Outstanding Principal Balance in whole or in part and, so long as no Event of Default has occurred and is continuing, subject to Borrower paying to Lender a prepayment premium equal to the Yield Maintenance Premium on

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the applicable prepayment amount, provided, however, that no Yield Maintenance Premium shall be due if the Loan is prepaid in full on or after the Open Prepayment Date or is prepaid in full or in part after the Anticipated Repayment Date. In addition, if any prepayment is made on a day other than a Payment Date, Borrower shall also pay interest on the principal amount so prepaid through, but not including, the next succeeding Payment Date. Any partial prepayment shall be applied to the last payments of principal due under the Note and shall not in any event change the Monthly Debt Service Payment Amount.
2.4.2    Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as either (a) no Event of Default has occurred and is continuing, (b) an Event of Default has occurred and is continuing but such Event of Default is solely the result of the Casualty in respect of which Net Proceeds have been paid or (c) the prepayment pursuant to this Section 2.4.2 is made on or after the Open Prepayment Date, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan and shall not in any event change the Monthly Debt Service Payment Amount. Any Net Proceeds remaining after the prepayment of the Debt in full shall, within two (2) Business Days thereafter, be disbursed to Borrower.
2.4.3    Prepayments Made While any Event of Default Exists. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date, and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, an amount equal to (A) if such prepayment amount is paid during the Lockout Period the aggregate of (i) the Yield Maintenance Premium in respect of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied, plus (ii) one percent (1%) of the principal amount being repaid; and (B) if such prepayment amount is paid after the expiration of the Lockout Period but prior to the Open Prepayment Date, the Yield Maintenance Premium in respect of the prepayment amount.
Section 2.5    Intentionally Omitted.
Section 2.6    Release of Property. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage.
2.6.1    Release Upon Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage and the Assignment of Leases and the Lien of this Agreement upon the Lockbox Account, the Cash Management Account, all Reserve Funds and all other security interests granted herein and under the Loan

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Documents and remit to Borrower any remaining Reserve Funds, as a distribution permitted under applicable law, within five (5) Business Days thereafter.
2.6.2    Application of Payments of Principal. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments or prepayments shall be allocated as follows:
(a)    any Reserve Funds or other cash collateral held by or on behalf of Lender, whether in the Cash Management Account or otherwise, including, without limitation, any Net Proceeds then being held by Lender, shall, upon the occurrence and during the continuance of an Event of Default, be applied in one of the following ways, as applicable, as determined by Lender in its sole discretion: (i) in the case of Reserve Funds, such sums may be held by Lender for application to the purpose for which such Reserve Funds were reserved in Article 7 hereof, (ii) in the case of other cash collateral held by or on behalf of Lender, whether in the Cash Management Account or otherwise, including, without limitation, any Net Proceeds then being held by Lender, such sums may either be applied, in Lender’s sole discretion to (A) pay expenses related to the Property, or be deposited by Lender into any of the accounts for Reserve Funds set forth in Article 7 hereof, or (iii) in the case of Reserve Funds or other cash collateral held by or on behalf of Lender, whether in the Cash Management Account or otherwise, including, without limitation, any Net Proceeds, such sums may be applied by Lender to the following (in the following order): first, to the Debt or Other Obligations of a monetary nature, in any order, priority and proportions as Lender shall elect in its sole discretion from time to time, until all Obligations of a monetary nature owed to Lender are paid in full, and then the balance disbursed to Borrower within five (5) Business Days; and
(b)    all Rents received by Lender upon the occurrence and during the continuance of an Event of Default pursuant to the Assignment of Leases shall be applied by Lender to any of the following, as determined by Lender in its sole discretion, (i) to pay expenses related to the Property, (ii) to be deposited by Lender into any of the accounts for Reserve Funds set forth in Article 7 hereof, and/or (iii) to the application of the following (in the following order): first to the Debt and Other Obligations of a monetary nature, in any order, priority and proportions as Lender shall elect in its sole discretion from time to time, until all Obligations of a monetary nature owed to Lender are paid in full, and then the balance to be disbursed to Borrower within five (5) Business Days.
Section 2.7    Cash Management.
2.7.1    Lockbox Account. (a) Borrower shall establish and maintain a segregated Eligible Account (the “Lockbox Account”) with the Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender (and Borrower shall have no right to require Lockbox Bank to allow Borrower to make withdrawals from the Lockbox Account). The Lockbox Account shall be in the name of Borrower for the benefit of Lender. Borrower (i) hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC‑1 Financing Statements and

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continuations thereof. Borrower shall not in any way alter or modify the Lockbox Account. Borrower will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.
(a)    Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account within two (2) Business Days after receipt.
(b)    Borrower shall obtain from the Lockbox Bank its agreement in form and substance reasonably satisfactory to Lender, to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.
(c)    Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.
(d)    The Lockbox Account shall not be commingled with other monies held by Borrower, Manager or Lockbox Bank.
(e)    Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(f)    Subject to Section 9.4 hereof, Borrower shall indemnify Lender and Lockbox Bank and hold Lender and Lockbox Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender or Lockbox Bank, as applicable) or the performance of the obligations for which the Lockbox Account was established.
2.7.2    Cash Management Account. (a) Lender shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Wells Fargo Bank, N.A., as agent, in trust for the benefit of Lender. The Cash Management Account shall be entitled “Barclays Bank PLC, as Lender, pursuant to Loan Agreement dated as of March 11, 2015 – Cash Management Account.” Lender will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to here as “Subaccounts”). The Cash Management Account and any Subaccount will be under the sole control and dominion of Lender and Borrower shall not have any right of withdrawal therefrom. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses

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for establishing and maintaining the Cash Management Account shall be paid by Borrower. The Cash Management Account and the Subaccounts shall be interest bearing accounts.
(b)    Provided no Event of Default shall have occurred and be continuing, on April 6, 2015 and on each Payment Date, all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:
(i)    First, to make the required payments of Development Rent Funds into the Development Rent Subaccount as required under Section 7.1;
(ii)    Second, payments to Lender in respect of the Monthly Borrower Insurance Payment and Monthly Tax Payment in accordance with the terms and conditions of Section 7.2 hereof;
(iii)    Third, payment to Lender in respect of the Condominium Common Charge Funds in accordance with the terms and conditions of Section 7.7.1 hereof;
(iv)    Fourth, payment to Lender of the Monthly Debt Service Payment Amount;
(v)    Fifth, payment to Lender in respect of the Replacement Reserve Monthly Deposit in accordance with the terms and conditions of Section 7.3.1 hereof;
(vi)    Sixth, payment to Lender of any other amounts then due and payable under the Loan Documents (other than the Outstanding Principal Balance and any Accrued Interest);
(vii)    Seventh, payment to Borrower in an amount equal to the aggregate of (A) Operating Expenses (exclusive of management fees payable to any Affiliated Manager) due and payable by Borrower during the succeeding month, as set forth in the Approved Annual Budget (the “Approved Operating Expenses”), and (B) payments for Extraordinary Expenses approved by Lender, if any;
(viii)    Eighth, so long as no Event of Default has occurred and is continuing, payment to any Affiliated Manager of its management fees due under the Management Agreement, including any management fees that were not paid to such Affiliated Manager during the existence of any Event of Default which no longer exists; provided, however, that on and after the Anticipated Repayment Date, payment to any Affiliated Manager of its management fees due under the Management Agreement shall not exceed three percent (3%) of Gross Income from Operations;
(ix)    Ninth, on and after the Anticipated Repayment Date, payments to Lender in reduction of the Outstanding Principal Balance;
(x)    Tenth, on and after the Anticipated Repayment Date, payments to Lender for outstanding Accrued Interest;

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(xi)    Eleventh, during any Excess Cash Sweep Period, payment to Lender of the Rollover Reserve Monthly Deposit in accordance with the conditions of Section 7.4.1 hereof;
(xii)    Twelfth, during any Excess Cash Sweep Period, all amounts then remaining after payment of items (i) through (xi) (all amounts then remaining after payment of items (i) through (xi) being hereinafter referred to as “Excess Cash”), to the Excess Cash Reserve Fund in accordance with the terms and conditions of Section 7.5 hereof; and
(xiii)    Lastly, if no Excess Cash Sweep Period is continuing, all Excess Cash to Borrower.
(c)    The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(d)    All funds on deposit in the Cash Management Account during the continuance of an Event of Default may be applied by Lender in such order, priority and proportions as Lender shall determine in its sole discretion until all Obligations of a monetary nature have been paid in full, with any amounts remaining being disbursed, as a distribution permitted in accordance with applicable law, within two (2) Business Days after all such Obligations have been paid in full to Borrower.
2.7.3    Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts due for the Tax Funds, the Insurance Funds, Development Rent Funds, Replacement Reserve Funds, Rollover Reserve Funds, Excess Cash Reserve Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE 3

CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:
3.1.1    Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the

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same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.
3.1.2    Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.
3.1.3    Delivery of Loan Documents; Title Insurance; Reports; Leases.
(a)    Mortgage, Assignment of Leases; other Loan Documents. Lender shall have received from Borrower fully executed and acknowledged counterparts of each of the Mortgage and the Assignment of Leases and evidence that counterparts of each of the Mortgage and Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so that when such documents are duly recorded they shall effectively create upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.
(b)    Title Insurance. Lender shall have received a Title Insurance Policy in respect of the Property issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the applicable Mortgage creates a valid first lien on the Property intended to be encumbered thereby, free and clear of all exceptions from coverage other than applicable Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policy shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.
(c)    Survey. Lender shall have received a current Survey in respect of the Property, which shall be certified to the Title Company and Lender and their respective successors and assigns, in form and content satisfactory to Lender (provided that with respect to surveys that are not more than one (1) year old from the date of their last certification, Lender will not require the surveyor to take any action involving revisiting the Property) and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2011. Each Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The applicable surveyor’s seal shall be affixed to the Survey for the Property and such surveyor shall provide a certification for the applicable Survey in form and substance acceptable to Lender.

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(d)    Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable by Borrower for the existing policy period and if requested by Lender, any evidence in Borrower’s possession that tenants under Leases who have obtained Policies have paid insurance premiums for such Policies which are then due and owing.
(e)    Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in each case from licensed engineers satisfactory to Lender in respect of the Property, and otherwise satisfactory in form and substance to Lender, and either addressed to Lender, and its successors and assigns, or Lender shall also have received reliance letters, satisfactory in form and substance to Lender.
(f)    Zoning. Lender shall have received, at Lender’s option, in respect of the Property, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws or a zoning report from a reputable firm, in form and substance satisfactory to Lender, and (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, to the extent available in the State in which the Property is located or (ii) a zoning opinion letter with respect to the Property, in each case in substance reasonably satisfactory to Lender.
(g)    Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the relevant Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.
3.1.4    Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.
3.1.5    Delivery of Organizational Documents.
(a)    Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, the articles of organization, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and the Loan Documents and incumbency certificates as may be requested by Lender.
(b)    Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Guarantor and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including,

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without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.
3.1.6    Opinions of Borrower’s Counsel. Lender shall have received one or more opinions, as appropriate, from Borrower’s counsel with respect to non‑consolidation and the due execution, authority and enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.
3.1.7    Budgets. If required, Borrower shall have delivered, and Lender shall have approved, the Annual Budget in respect of the Property for the current Fiscal Year.
3.1.8    Basic Carrying Costs. Borrower shall have paid or cause to be paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) any delinquent Taxes and (c) currently due Other Charges.
3.1.9    Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.
3.1.10    Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or will be paid out of the proceeds of the Loan.
3.1.11    Estoppels. Lender shall have received an executed tenant estoppel letter from Freeport, an executed Development Lease estoppel from the City of Phoenix, and executed condominium estoppel from CPE Condominium Owners’ Association, Inc., all of which shall be in form and substance satisfactory to Lender.
3.1.12    Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender’s counsel and all other reasonable third party out‑of‑pocket expenses incurred in connection with the origination of the Loan.
3.1.13    Material Adverse Change. There shall have been no Material Adverse Change in Borrower, Guarantor or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without Material Adverse Change. None of the Borrower and its constituent Persons shall be the subject of any Bankruptcy Action.
3.1.14    Leases and Rent Roll. Lender shall have received true, correct and complete copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have

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received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.
3.1.15    Subordination and Attornment. Lender shall have received appropriate instruments in form and substance reasonably acceptable to Lender subordinating all of the Leases designated by Lender to the Lien of the applicable Mortgage. Lender shall have received an agreement to attorn to Lender from any tenant under a Lease that does not provide for such attornment by its terms, and which attornment agreement shall be reasonably satisfactory in form and substance to Lender.
3.1.16    Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.
3.1.17    Condition of Improvements. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise any of the collateral granted as security for the Obligations. Lender shall have received a Physical Conditions Report in respect of the Property, which report shall be satisfactory in form and substance to Lender.
3.1.18    Management Agreements. Lender shall have received a true, correct and complete copy of the Management Agreement and Sub-Management Agreement, which shall be satisfactory in form and substance to Lender, and Lender shall have received a fully executed copy of the Assignment of Management Agreement.
3.1.19    Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.
3.1.20    Financial Statements. To the extent reasonably obtainable by Borrower, Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years and statements of income and statements of Net Cash Flow with respect to the Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender. Lender shall also have received financial statements for Guarantor, in form and substance satisfactory to Lender.
3.1.21    Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.
3.1.22    Compliance With Law. All real estate and tangible personal property constituting or intended to constitute the Property shall comply in all material respects with all Legal Requirements including, without limitation, the Environmental Laws, and the provisions of all Licenses. There shall be no uncured violation of any Legal Requirements including, without limitation, any Environmental Laws. All Legal Requirements relating to zoning, including (i) the size, height and volume of the Improvements, (ii) all set‑back requirements, (iii) all frontage

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requirements relative to public roads, (iv) all parking requirements for the intended use thereof, and (v) all use requirements, shall each be fully complied with or shall be the subject of a variance which has been delivered to Lender by Borrower prior to the Closing Date and which shall be in form and substance satisfactory to Lender.
3.1.23    Intentionally Omitted.
3.1.24    No Condemnation. There shall be no pending or threatened Condemnation of the Property or any material portion of the Property.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations of Borrower. Borrower represents and warrants as of the date hereof and as of the Closing Date that:
4.1.1    Organization. Borrower has been duly formed and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule IV. Borrower (a) has complied in all respects with its certificate of formation and limited liability company operating agreement or limited partnership agreement; (b) has maintained complete books and records and, except in connection with the Loan, bank accounts separate from those of its Affiliates; (c) has obeyed all limited liability company or limited partnership, as applicable, formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the state in which the Property is located. The signatory hereto on behalf of Borrower has all necessary power, authority and legal right to execute this Agreement, the Note and the other Loan Documents to which Borrower is a party on Borrower’s behalf. The Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.
4.1.2    Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability,

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to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, any mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and are in full force and effect.
4.1.4    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor or, to Borrower’s actual knowledge, the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor or the condition or ownership of the Property.
4.1.5    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, any mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (u) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) the obligations of Borrower under the Loan Documents.
4.1.6    Title. Borrower is the owner of a valid leasehold interest in the Office Condominium pursuant to the Development Lease, free and clear of all Liens whatsoever except the Permitted Encumbrances. To Borrower’s actual knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. Each of the Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected

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collateral assignments of, all personalty and intangible assets owned by Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Except as set forth in the Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
4.1.7    Solvency. Borrower has not (a) entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) failed to receive reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. After giving effect to the Loan, the fair saleable value of Borrower’s assets are greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out Borrower’s business as conducted or as proposed to be conducted. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond Borrower’s ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any of Borrower’s constituent Persons, and none of Borrower nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower does not have any knowledge of any Person contemplating the filing of any petition against Borrower or any of its constituent Persons.
4.1.8    Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower (i) in connection with the Loan Application, (ii) in this Agreement, or (iii) in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.
4.1.9    No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3‑101. Compliance by Borrower and Guarantor with the provisions hereof will not involve any Prohibited Transaction. Neither Guarantor nor Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and

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is now continuing with respect to any such plan. The performance by Borrower of Borrower’s obligations under the Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Guarantor or ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability, other than COBRA continuation of coverage obligations imposed by state law, with respect to any post‑retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to the Lender in writing.
4.1.10    Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower’s actual knowledge, there has not been committed by Borrower, or any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Neither the Improvements as constructed at the Property, nor the use of the Property by tenants under the Leases and the contemplated accessory uses will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or record, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor the other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.
4.1.11    Financial Information. All financial data with respect to the Property and Guarantor, including, without limitation, the statements of Net Cash Flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property identified therein and Guarantor as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently used) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long‑term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a materially adverse effect on the Property or the operation thereof as a retail or distribution facility, as applicable, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change

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in the financial condition, operation or business of Borrower or Guarantor from that set forth in said financial statements.
4.1.12    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.
4.1.13    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14    Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right‑of‑way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property. All roads necessary for the use of the Property for the Property’s current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. There is no on‑site sewage disposal system and the Property is served by a sewer system maintained by a Governmental Authority or property owners association.
4.1.15    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
4.1.16    Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.
4.1.17    Assessments. Except as set forth in the Title Policy there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
4.1.18    Enforceability. The Loan Documents are not subject to any right of rescission, set‑off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set‑off, counterclaim or defense with respect thereto.

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4.1.19    No Prior Assignment. There are no prior assignments of Borrower’s interest in the Leases or all or any portion of the Rents due and payable or to become due and payable which are presently outstanding.
4.1.20    Insurance. Borrower has obtained, or caused to be obtained, and has delivered, or caused to be delivered, to Lender insurance certificates in form and substance reasonably satisfactory to Lender, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower’s actual knowledge, no claims provided to Borrower relating to the Property have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.
4.1.21    Use of Property. The Property is used for a use permitted under the Leases and other appurtenant and related uses.
4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits (and any applicable liquor license) required for the legal use, occupancy and operation of the Property by Tenant under the Freeport Lease (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain or cause to be kept and maintained all Licenses necessary for the operation of the Property as office buildings and related uses. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.
4.1.23    Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as an area having special flood hazards categorized as Zone ”A” or Zone ”V” or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.
4.1.24    Physical Condition. Except as set forth in the Physical Conditions Report or otherwise set forth herein, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. To Borrower’s actual knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received any notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each of the (i) water supply piping system work listed as and described in No. 5 Section No. 3.6.1 on Schedule III and (ii) elevator work listed as and described in No. 6 Section No. 3.11 on Schedule III (together the “Completed Immediate Repairs”) has been completed in full.

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4.1.25    Boundaries. To Borrower’s actual knowledge, except as set forth on the Survey, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the applicable Title Insurance Policy, provided that to the extent any of such matters are shown on any survey, no such matter materially affects (i) the value of the Property, (ii) access to the Property, or (iii) the use of the Property.
4.1.26    Leases. The Property is not subject to any Lease other than the Leases described in Schedule II attached hereto and made a part hereof. The Property is not subject to one or more subleases unless any such Sublease has been disclosed to Lender and is listed on Schedule II, which list with respect to such Subleases has been prepared based on the actual knowledge of Borrower, attached hereto or set forth on Schedule B of the Title Insurance Policy (“Subleases”). Each Tenant is currently operating its business within the Improvements demised thereby. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or the Subleases. The Leases are in full force and effect and, except as may be disclosed in any tenant estoppel certificates delivered to Lender there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder (except for defaults which have been summarized on Schedule II attached hereto). The copy of Leases and any related guaranty (including all amendments thereof) delivered to Lender is accurate, true and complete, and there are no oral agreements or additional amendments or other agreements with respect thereto. No Rent (other than security deposits, if any, listed on Schedule II attached hereto) has been paid more than one (1) month in advance of its due date. Except as may be disclosed in any tenant estoppel certificates delivered to Lender, all work to be performed by the landlord under the Leases has been performed as required in the Leases and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under the Leases to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment (other than to Borrower and Lender), hypothecation or pledge of the Leases or of the Rents received therein which is still in effect (other than assignments, hypothecations or pledges which may have been made by the tenants under the Leases). To Borrower’s actual knowledge, except as listed on Schedule II, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby (other than pursuant to the Subleases), Freeport does not hold its leased premises under assignment or sublease, nor does anyone except Freeport and its employees and subtenants occupy such leased premises. No Tenant has a right or option pursuant to its Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part (other than rights of first refusal or rights of first offer described in the applicable Lease delivered to Lender prior to the date hereof, which are listed in Schedule II). No Tenant has any right or option for additional space in the Improvements except as disclosed on Schedule II. To Borrower’s actual knowledge and except as disclosed in any environmental reports delivered to Lender in connection with the Loan, no Hazardous Substances have been disposed, stored or treated by any Tenant under the Leases on or about the Property nor does Borrower have

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any actual knowledge of any Tenant’s intention to use the Property for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any Hazardous Substances, except in either event, in compliance with applicable Environmental Laws.
4.1.27    Survey. To Borrower’s actual knowledge, the Survey and related survey certifications for the Property delivered to Lender in connection with this Agreement have been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and do not fail to reflect any material matter affecting the Property depicted thereon or the title thereto.
4.1.28    Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware.
4.1.29    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith, and, under current Legal Requirements, the Mortgage and the other Loan Documents are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30    Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower, and any Principal is, shall be and shall continue to be a Special Purpose Entity.
(b)    The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(c)    All of the facts stated and all of the assumptions made in the Insolvency Opinion with respect to Borrower, Principal, Guarantor and their Affiliates, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and all facts stated and all assumptions made with respect to Borrower, Principal, Guarantor and their Affiliates in any subsequent non‑consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects. Borrower has complied and will comply with, and each Principal has complied and Borrower will cause each Principal to comply with, all of the assumptions made with respect to Borrower and such Principal, as applicable, in the Insolvency Opinion, in all material respects. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower in any Additional Insolvency Opinion in all material respects. Each entity, other than Borrower and each Principal of Borrower

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and Lender, with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion in all material respects.
(d)    Borrower covenants and agrees that Borrower shall provide Lender with not less than five (5) days’ prior written notice prior to the removal of an Independent Director or Independent Manager of Borrower and/or any Principal, provided that such removal shall only be effective, so long as Lender shall have the right to confirm that at the time of such removal, Borrower shall be replacing the same with an Independent Director or Independent Manager, as the case may be, of Borrower and/or any Principal who shall meet all of the applicable requirements set forth in this Agreement with respect to any such replacement Independent Director or Independent Manager, as the case may be, of Borrower and/or any Principal.
4.1.31    Management Agreement. The Management Agreement and the Sub-Management Agreement are each in full force and effect and there is no default under either of them by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default under either of them. Both the Management Agreement and the Sub-Management Agreement were entered into on commercially reasonable terms. The Sub-Management Agreement Termination will be effective on March 31, 2015.
4.1.32    Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.
4.1.33    No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations and/or the financial condition of Borrower or Guarantor. Borrower and Guarantor have disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.
4.1.34    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35    Embargoed Person; OFAC. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none

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of the funds or other assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the Loan is or would be in violation of law, and (c) none of the funds of Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the Loan is or would be in violation of law. Neither the Borrower nor Guarantor are (or will be) Persons with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and are not and shall not engage in any dealings or transactions or otherwise be associated with such persons with the result that the Loan is or would be in violation of law. In addition, to help the US Government fight the funding of terrorism and money laundering activities, the Patriot Act requires the Lender to obtain, verify and record information that identifies its customers. Borrower shall provide the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with the Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.
4.1.36    Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Lockbox Account and Cash Management Account;
(b)    Each of the Lockbox Account and the Cash Management Account constitute a “deposit account” (within the meaning of the Uniform Commercial Code of the State of New York);
(c)    Pursuant and subject to the terms hereof, and of the other Loan Documents, the Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and
(d)    The Lockbox Account and the Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

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4.1.37    Filing of Returns. Borrower and Guarantor have filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by such party and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being contested in good faith. Borrower and Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods in accordance with GAAP (or such other accounting basis acceptable to Lender). Neither Borrower nor Guarantor, know of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.
4.1.38 REA. To Borrower’s actual knowledge, each REA is in full force and effect and none of Borrower nor, to the best of Borrower’s knowledge, any other party to any REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth in the Title Insurance Policy, no REA has been modified, amended or supplemented.
4.1.39    Intentionally omitted.
4.1.40    Development Lease. Borrower hereby represents and warrants to Lender the following with respect to the Development Lease:
(a)    Recording; Modification. A memorandum of the Development Lease has been duly recorded. The Development Lease permits the interest of Borrower to be encumbered by a mortgage. There have not been amendments or modifications to the terms of the Development Lease since its recordation, with the exception of written instruments for which memoranda have been recorded or shall be recorded contemporaneously herewith.
(b)    No Liens. Except for the Permitted Encumbrances, Borrower’s interest in the Development Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the lessor’s related fee interest.
(c)    Development Lease Assignable. Borrower’s interest in the Development Lease is assignable to Lender upon notice to, but without the consent of, the lessor (or, if any such consent is required, it has been obtained prior to the Closing Date). The Development Lease is further assignable by Lender, its successors and assigns without the consent of the lessor.
(d)    Default. As of the date hereof, the Development Lease is in full force and effect, Borrower is not in default under the Development Lease and, to Borrower’s knowledge, no default by any other party to the Development Lease has occurred under the Development Lease and there is no existing condition which, but for the passage of time and/or the giving of notice, could result in a material default under the terms of the Development Lease. All rents, additional rents and other sums due and payable by Borrower under the Development Lease have been paid in full. Neither Borrower nor the lessor under the Development Lease has commenced any action or given or received any notice for the purpose of terminating the Development Lease.

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(e)    Notice. The Development Lease requires the lessor to give notice of any default by Borrower to Lender. The Development Lease, or estoppel letters received by Lender from the lessor, further provides that the lessor may not terminate the Development Lease unless a copy of the notice has been delivered to Lender in the manner described in the Development Lease.
(f)    Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Development Lease) to cure any default under the Development Lease which is curable after the receipt of notice of the default before the lessor thereunder may terminate the Development Lease.
(g)    Term. The Development Lease has a term which extends not less than twenty (20) years beyond the Anticipated Repayment Date and the term extends beyond the Maturity Date.
(h)    New Lease. The Development Lease requires the lessor to enter into a new lease with Lender upon termination of the Development Lease for any reason, other than by reason of a voluntary termination by the lessee thereunder.
(i)    Subleasing. The Development Lease does not impose any restrictions on subleasing so long as the subleasing is for a use that is not prohibited under the Development Lease.
(j)    Landlord Termination Right. Any right of Landlord to cancel the Development Lease pursuant to the provisions of Section 38-511 of the Arizona Revised Statutes has expired.
4.1.41    Condominium.
(a)    Condominium Documents; Formation. To Borrower’s knowledge, (i) the Condominium Documents comply with all federal, state and local laws, rules and regulations which affect the establishment and maintenance of condominiums in the State, (ii) the Condominium Documents are in full force and effect and (iii) the Condominium has been validly formed and is validly existing under the Condominium Act
(b)    Borrower Representations Regarding Default. To Borrower’s knowledge, Borrower is not in default under the Condominium Documents, no other party under the Condominium Documents is in default thereunder and there is no existing condition which, but for the passage of time or the giving of notice or both, could result in a default under the Condominium Documents.
(c)    Condominium Common Charges. All Condominium Common Charges have been paid to the extent they are payable by Borrower on or prior to the date hereof.
(d)    Borrower Obligations. No consent, approval or authorization of the board of directors of the condominium association or other applicable governing body under the Condominium Documents is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

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Section 4.2    Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing by Borrower to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5

BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations, Borrower hereby covenants and agrees with Lender that:
5.1.1    Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower and the Property, including, without limitation, building and zoning ordinances and codes. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the applicable Mortgage. Borrower shall cause the Property to be insured at all times by financially sound and reputable insurers, to such extent and against such risks, and cause to be maintained liability and such other insurance, as is more fully provided in this Agreement. Borrower shall cause the Property to be operated in accordance with the terms and provisions of any O&M Agreement applicable to the Property in all material respects. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the

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contested Legal Requirement against Borrower and the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Notwithstanding the foregoing provisions of this Section 5.1.1, to the extent the Lease with a tenant remains in effect and such tenant remains liable for the obligations under its Lease, such tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 5.1.1, the provisions set forth in such Lease shall govern and control, provided that if such tenant loses such contest, or if as a result of any legal proceeding or enforcement action by a Governmental Authority in respect of such foregoing provisions, title to the Property is in imminent risk of being transferred, Borrower shall be responsible for any sums ultimately owed to any Governmental Authority (including any penalty payments, interests charges or other similar sums owed to such Governmental Authority) or complying with the foregoing provisions of this Section 5.1.1.
5.1.2    Taxes and Other Charges. Borrower shall pay, or shall cause its tenant(s) to pay (to the extent any tenant is obligated to make such payments under its Lease) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay (or cause its tenant(s) to pay) Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof in respect of the Property. Borrower shall furnish to Lender receipts or other evidence satisfactory to Lender for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, (i) Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof, and (ii) if the tenant under a Lease pays such Taxes or Other Charges directly to the applicable authority and Borrower timely requests and diligently pursues evidence of payment, and further provided that no enforcement action has been commenced by the applicable authority resulting from such tenant’s failure to pay Taxes or Other Charges, Borrower shall have an additional thirty (30) day period to provide such evidence to Lender. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property (other than Permitted Encumbrances), and shall promptly pay for or cause to be paid all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest

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therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property (except that if such Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage encumbering the Property being primed by any related Lien (other than Permitted Encumbrances).
Notwithstanding the foregoing provisions of this Section 5.1.2, to the extent the Lease with a tenant remains in effect and such tenant remains liable for the obligations under this Lease, such tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 5.1.2, the provisions set forth in such Lease shall govern and control, so long as no Governmental Authority commences any enforcement action in connection with the non‑payment of any Taxes or Other Charges which could result in a transfer of title to the Property, and in addition Borrower shall be responsible for any sums ultimately owed to any Governmental Authority in connection with any applicable Taxes or Other Charges (including any penalty payments, interest charges or similar monetary sums owed to such Governmental Authority).
5.1.3    Litigation. Borrower shall give prompt notice to Lender of any litigation or proceedings by any Governmental Authority pending or threatened in writing against Borrower and/or Guarantor which might materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property.
5.1.4    Access to Property. Subject to the rights of tenants under the Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). So long as no Event of Default then exists, such inspection shall be at Lender’s sole cost and expense. During the occurrence and continuance of an Event of Default, such inspection shall be at Borrower’s sole cost and expense.
5.1.5    Notice of Default. Borrower shall promptly advise Lender of any Material Adverse Change in Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.
5.1.6    Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any

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of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
5.1.7    Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.
5.1.8    Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the reasonable expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.
5.1.9    Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower (in respect of the Property) pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;
(b)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and
(c)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.10    Mortgage Taxes. Borrower shall simultaneously herewith pay all state, county and municipal recording, intangible and all other taxes imposed upon the execution and recordation of the Mortgage or the execution and delivery of the Note.
5.1.11    Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower taken as a whole and all items of income and expense in connection with the operation of the Property. Lender shall have the right, from time to time at all times during normal business hours upon reasonable notice (which may be verbal), to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the

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continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s reasonable request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.
(b)    Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower taken as a whole, a complete copy of Borrower’s annual financial statements prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss and a balance sheet for Borrower taken as a whole and Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property on a combined basis for such Fiscal Year. Borrower’s annual financial statements shall be accompanied by (i) a comparison of its budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) occupancy statistics for the Property, (iii) a schedule with amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses and (iv) an Officer’s Certificate of Borrower certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Property subject to such reporting, and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender and consistently applied) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Borrower will furnish to the Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, the audited financial statements of Sponsor.
(c)    Borrower will furnish, or cause to be furnished, to Lender (I) on or before sixty (60) days after the end of each fiscal quarter and (II) prior to a Securitization or during the occurrence and continuance of an Event of Default or an Excess Cash Sweep Period, on or before thirty (30) days after the end of each calendar month (except for the months of January and the last month of a quarter), in each case the following items, accompanied by an Officer’s Certificate of Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year‑end adjustments) as applicable: (i) an occupancy report/rent roll of the Property for the subject month or quarter; (ii) quarterly or monthly, as applicable, and year‑to‑date operating statements (including Capital Expenditures) of Borrower prepared for each calendar month or quarter, as applicable, noting Net Operating Income, Gross Income from Operations, and Operating Expenses, and, upon Lender’s reasonable request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form satisfactory to Lender; and (iii) a schedule with amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. In addition, (i) such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate

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and that there are no trade payables outstanding for more than sixty (60) days and (ii) Borrower shall deliver prompt notice (containing reasonable detail) of any material changes in the financial or physical condition of the Property, including without limitation, any termination or cancellation of terrorism or other insurance required hereunder.
(d)    Borrower shall submit to Lender an Annual Budget in respect of the Property, not later than sixty (60) days prior to the commencement of such period or Fiscal Year, in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall promptly revise the same in accordance with the process described in this subsection (d) until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget in respect of the Property shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, Other Charges and utilities expenses.
(e)    In the event that Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.
(f)    Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor and the Property, whether furnished by Borrower, any Guarantor, or otherwise, as Lender reasonably determines necessary or desirable. Borrower irrevocably waives any and all rights which it may have under any applicable Legal Requirements to prohibit such disclosure, including, but not limited, to any right of privacy. Lender agrees that it will direct any recipient of the forgoing information to keep all non‑public information confidential.
(g)    If, at the time a Disclosure Document is being prepared for a Securitization, Borrower shall use its best efforts to provide Lender with such financial data or financial statements related to Borrower, Principal, and Guarantor or related to the Property, and such other information which Borrower, Principal, and Guarantor have in their possession or in the possession of any of their respective counsel or Agents as shall be reasonably required by Lender to (A) complete the Disclosure Document, (B) meet the requirements of any Rating Agency or (C) implement the Securitization.

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(h)    In the event Lender determines, in connection with a Securitization, that additional financial data and financial statements is required in order to comply with any applicable legal requirements relating to the Securitization, or is otherwise reasonably required to implement the Securitization, Lender may request, and Borrower if so requested shall promptly provide, such other financial data and financial statements with respect to Borrower, Principal, and Guarantor and/or the Property as Lender determines to be necessary or appropriate for such compliance.
(i)    Intentionally Omitted.
(j)    Intentionally Omitted.
(k)    Intentionally Omitted.
(l)    Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower itself that is provided to Lender pursuant to this Section 5.1.11 in connection with any Secondary Market Transaction to such parties requesting such information in connection with such Secondary Market Transaction, provided that Lender shall direct such parties to keep all non‑public information confidential.
5.1.12    Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will remain qualified to do business, and will remain in good standing, under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.
5.1.13    Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage applicable to the Property and the Assignment of Leases applicable to the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
5.1.14    Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering a Property prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable

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with, jointly and severally, and shall pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post‑judgment action involved therein, together with all required service or use taxes.
5.1.15    Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Applicable Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.
(b)    Borrower shall use commercially reasonable efforts to deliver to Lender upon request (a) tenant estoppel certificates from each commercial tenant leasing space at the Property, (b) condominium estoppels and (c) Development Lease estoppels, each in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
(c)    Borrower shall use commercially reasonable efforts to deliver to Lender, upon request from Lender, estoppel certificates from each party under any REA; provided that such certificates may be in the form required under such REA and that Borrower shall not be required to deliver such estoppel certificates more frequently than two (2) times in any calendar year.
5.1.16    Loan Proceeds. Borrower shall use the proceeds of the Loan received by Borrower on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.
5.1.17    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.
5.1.18    Confirmation of Representations. Borrower shall deliver, in connection with any Secondary Market Transaction, (a) one or more Officer’s Certificates of Borrower certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the Secondary Market Transaction.
5.1.19    Required Repairs. With the exception of the Completed Immediate Repairs, Borrower shall perform or cause to be performed the repairs at the Property as more particularly set forth on Schedule III hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower shall complete or cause to be completed the Required Repairs on or before the date that is twelve (12) months from the Closing Date. It shall be an Event of Default under

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this Agreement if Borrower does not complete or cause to be completed the Required Repairs within said 12-month period.
5.1.20    Leasing Matters.
(a)    Any Lease executed after the date hereof shall require the prior written consent of Lender, which consent shall not be unreasonably withheld. Upon request, Borrower shall furnish Lender with true, correct and complete executed copies of all such proposed Leases, amendments thereof and any related agreements. All renewals of Leases (excluding any renewal options set forth in the Freeport Lease and any renewal options set forth in any of the Subleases) and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the applicable Mortgage and the Lien created thereby and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (a) shall observe and perform the obligations imposed upon the lessor under the Leases applicable to the Property in a commercially reasonable manner; (b) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property, except that Borrower shall not terminate or accept the surrender by a tenant of, any Lease unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; (c) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (d) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) shall not alter, modify or change the terms of any Leases in a manner inconsistent with the provisions of the Loan Documents; and (f) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require Lender shall have the right to require each new tenant to execute and deliver to Lender a subordination, non‑disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Lender. Notwithstanding the foregoing, to the extent that the consent of the landlord is not required in connection with any sublease pursuant to the Freeport Lease or any other Lease approved by Lender pursuant to the terms thereof, then Lender’s consent shall not be required hereunder.
(b)    Notwithstanding anything contained herein to the contrary, with respect to the Property, Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, enter into, renew, extend, amend, modify, waive any provisions of, terminate, release any Person from liability under, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease or any instrument guaranteeing or providing credit support for any Lease; provided that Lender’s consent shall not be required with respect to the exercise by any tenant of any renewal and extension options set forth in its Lease or Sublease.
(c)    Whenever Lender’s approval or consent is required pursuant to the provisions of this Section 5.1.20, Lender shall use good faith efforts to respond within ten (10) Business Days

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after Lender’s receipt of Borrower’s written request for approval or consent, accompanied by the applicable Lease or other item for which consent is sought. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such Lease or other item for which consent is sought if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period.
5.1.21    Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements affecting the Property, which consent shall not be unreasonably withheld except with respect to any alterations to any Improvements which may have a material adverse effect on Borrower’s financial condition, the value of the Property intended to be subjected to such alterations or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any (a) alterations performed pursuant to the terms of any Lease executed on or before the date hereof (which shall include, for the avoidance of doubt, any alterations required to be performed by the Landlord pursuant to the Freeport Lease or the ACA Lease), (b) alterations performed pursuant to the terms of any Lease executed after the date hereof, provided that such Lease shall satisfy the requirements of Section 5.1.20 (which shall include, for the avoidance of doubt, any alterations required to be performed by the Landlord pursuant to such approved Lease) (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, or (d) alterations at the Property that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or the Net Operating Income, provided that, in the case of clause (d), such alterations (i) are either work performed pursuant to the terms of any Lease approved or deemed approved in accordance with the terms hereof, or the costs for such alterations are adequately covered in the current Approved Annual Budget, (ii) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, and (iii) the aggregate cost thereof does not exceed, for the Property in any annual period, three percent (3%) of the Loan Amount. If the total unpaid amounts due and payable with respect to alterations to any Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed twenty percent (20%) of the Loan Amount (the “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for the Obligations any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) either (x) a completion and performance bond and a guaranteed maximum priced contract (in form and substance satisfactory to Lender) for a general contractor (satisfactory to lender) or (y) an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A‑1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of

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itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the applicable Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.
5.1.22    Operation of Property. (a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the applicable Management Agreement or Replacement Management Agreement, as applicable. In the event that any Management Agreement expires or the Property is removed from the application of the Management Agreement (without limiting any obligation of Borrower to obtain Lender’s consent to any removal of the Property from the application of the Management Agreement or modification of any Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. With the exception of the Subleases, Borrower will promptly notify Lender if the tenant under any Lease ceases to operate its business within the Improvements demised by such Lease.
(b)    Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any such Management Agreement, in a commercially reasonable manner.
(c)    In the event Borrower rescinds the Sub-Management Agreement Termination prior to March 31, 2015 and the Sub-Management Agreement is not terminated, Borrower shall cause the Manager and Transwestern Manager to execute and deliver and assignment and subordination of the Sub-Management Agreement in form and substance reasonably acceptable to Lender.
5.1.23    Changes in the Legal Requirements Regarding Taxation. If any Legal Requirement or other law, order, requirement or regulation of any Governmental Authority is enacted or adopted or amended after the date the Loan is funded which imposes a tax, either directly or indirectly, on the Obligations or Lender’s interest in the Property (other than an income tax), Borrower must pay such tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.
5.1.24    No Credits on Account of the Obligations. Borrower shall not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of

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Taxes assessed against the Property and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.
5.1.25    Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property to always be located at the Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.
5.1.26    Appraisals. Lender shall have the right to obtain a new or updated appraisal of the Property from time to time; provided, however, that so long as no Event of Default has occurred Lender shall do so not more often than once in every twelve (12) month period. Borrower shall cooperate with Lender in this regard. If the appraisal is required to be delivered by Borrower under this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, or if the Loan has been transferred to special servicing, Borrower shall pay for any such appraisal upon Lender’s request; otherwise, any other appraisal obtained by Lender (except as otherwise specifically set forth in Sections 5.1.8, 5.1.9 and 9.6 hereof) shall be at Lender’s sole cost and expense.
5.1.27    Condominium. Borrower shall (a) comply in all material respects with all of the terms, covenants and conditions of the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time; (b) pay, or cause to be paid, all Condominium Common Charges imposed against the Condominium unit leased by Borrower pursuant to the Condominium Documents prior to delinquency; (c) comply in all material respects with any state, local or federal law, rule and regulation applicable to Borrower with respect to the Condominium, including, but not limited to, the securities and condominium laws of the State and the rules and regulations pertaining thereto, if applicable; (d) take, or cause to be taken, all actions as may be necessary from time to time to preserve and maintain the Condominium in accordance with all state, local or federal laws, rules and regulations which affect the establishment and maintenance of condominiums in the State.
5.1.28    Development Lease. Borrower shall (a) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Development Lease as and when such rent or other charge is payable, (b) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Development Lease on the part of Borrower, as tenant thereunder, and (c) if lessor under the Development Lease has not so notified Lender, promptly notify Lender of the giving of any written notice by the lessor under the Development Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Development Lease on the part of Borrower, as tenant thereunder, to be performed or observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior written consent of Lender, surrender the leasehold estate created by the Development Lease or terminate or cancel the Development Lease or modify, change, supplement, alter or amend, or waive any of the terms or provisions of, the

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Development Lease, in any material respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment and performance of the Obligations and for the performance and observance of the terms, covenants and conditions of the Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Development Lease, to surrender the leasehold estate created by the Development Lease or to terminate, cancel, modify, change, supplement, alter or amend, or waive any of the terms or provisions of, the Development Lease in any material respect and any such surrender of the leasehold estate created by the Development Lease or termination, cancellation, modification, change, supplement, alteration or amendment of, or waiver of any of the terms or provisions of, the Development Lease in any material respect without the prior written consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Development Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Development Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Development Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender shall promptly notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of Tenants, subtenants and other occupants under the Leases or of parties to any REA, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Property at any reasonable time, on reasonable notice (which may be given orally) and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Development Lease. Borrower hereby agrees to pay to Lender within ten (10) days after demand, all such sums so paid and expended by Lender, and if not paid within such ten (10) day period, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgage. If the lessor under the Development Lease shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Development Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Development Lease upon demand by Lender made at any time within one year prior to the last day upon which any such option may be exercised, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, Borrower ratifying all that its said attorney shall do by virtue thereof, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Borrower shall not subordinate or consent to the subordination of the Development Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such

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case, the written consent of Lender shall have been first had and obtained, which consent shall not unreasonably be withheld.
5.1.29    Special Purpose Entity. Borrower and any Principal shall at all times comply with the requirements set forth in the definition of “Special Purpose Entity” and shall not take or permit any action that would result in Borrower or any Principal not being in compliance with the representations, warranties and covenants set forth in Section 4.1.30.
Section 5.2    Negative Covenants. From the date hereof until payment and performance in full of the Obligations, Borrower hereby covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:
5.2.1    Operation of Property. (a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) subject to Section 9.5, surrender, terminate or cancel any Management Agreement; provided, that Borrower may, without Lender’s consent, replace any Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.
(b)    Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, provided that the forgoing restrictions shall not extend to the terms of the Management Agreement with regard to properties having owners separate from Borrower.
5.2.2    Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on the Property or permit any such action to be taken, except:
(i)    Permitted Encumbrances;
(ii)    Liens created by or permitted pursuant to the Loan Documents; and
(iii)    Liens for Taxes or Other Charges not yet due.
5.2.3    Dissolution. Borrower shall not, without obtaining the prior written consent of Lender (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) unless required by applicable law, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause any Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a

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result of which any such Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) unless required by applicable law, amend, modify, waive or terminate the certificate of limited partnership or partnership agreement of any such Principal, in each case, without obtaining the prior written consent of Lender.
5.2.4    Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.
5.2.5    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
5.2.6    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender.
5.2.7    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
5.2.8    Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the prior written consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.
5.2.9    ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non‑exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. In the event an inadvertent Prohibited Transaction occurs, Borrower will take all steps necessary to correct the Prohibited Transaction as soon as possible after having actual knowledge of the Prohibited Transaction.
(b)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by

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Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:
(A)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3‑101(b)(2);
(B)    Less than twenty‑five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3‑101(f)(2);
(C)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3‑101(c) or (e); or
(D)    The Loan meets the requirements of PTE 95‑60, 90‑1, 84‑14 or similar exemption.
5.2.10    Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its members, stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property.
(b)    Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and Borrower shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of any interest, direct or indirect, in any Restricted Party or (iii) incur Indebtedness (other than the Indebtedness permitted pursuant to the terms of this Agreement, and further provided that this clause (iii) shall not apply to Guarantor) (any of the foregoing transactions, a “Transfer”), other than (A) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, (B) the Loan Documents, and (C) Permitted Encumbrances.
(c)    A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of,

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or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non‑member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non‑managing membership interests or the creation or issuance of new non‑managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(d)    Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer, and so long as all of the applicable conditions contained herein shall have been fulfilled, such transfer may occur without consent from Lender:
(i)    Transfers by Interest Holder. Notwithstanding anything to the contrary contained in this Agreement, holders of direct or indirect interests in any Restricted Party (the “Interest Holders”) shall have the right to transfer their direct or indirect interests in such Restricted Party to another Person, including, without limitation, to immediate family members for estate planning purposes, without Lender’s consent; provided, however, that:
(A)    after taking into account any prior transfers pursuant to this Section 5.2.10, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in Borrower, or (y) a transfer in the aggregate of more than 49% of the interests in Borrower as of the date hereof; provided, however, with regard to the foregoing clause (x), if the proposed transferee (together with all members of his/her immediate family or any affiliates thereof) would own in excess of 20% of the interest in Borrower, and/or with regard to the foregoing, clause (y), if there would be a transfer of in excess of 20% of the interests in Borrower as of the date hereof, then in either case, the Lender Transfer Requirements shall be satisfied;
(B)    no such transfer of interests shall result in a change of control of Borrower or the Sole Member; and
(C)    the legal and financial structure of Borrower and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members after such transfer,

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shall satisfy Lender’s underwriting criteria and requirements as in effect on the date hereof.
(ii)    Transfers by Inheritance, etc. In addition to the provisions of Section 5.2.10(d)(i) above, a transfer that occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who is an Interest Holder shall not require the consent of Lender, provided that such transfer is to a member of the immediate family of such Interest Holder, or a trust established for the benefit of such immediate family member, and provided further that each of the following transfer conditions are satisfied:
(A)    no such transfer of interest shall result in a change of control of Borrower or the Sole Member; and
(B)    the legal and financial structure of Borrower and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members after such transfer, shall satisfy Lender’s applicable underwriting criteria and requirements as in effect on the date hereof.
(iii)    Interest Transfers. So long as Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, is the Guarantor, Lender’s consent shall not be required for the following “Permitted Transfers”:
(A)    (i) the sale, transfer, issuance or pledge of shares or common stock in Sponsor provided that (1) such shares of common stock are listed on the New York Stock Exchange, NASDAQ or another nationally-recognized stock exchange, (2) such shares of common stock are transferred by Sponsor or any Affiliate of Sponsor in the ordinary course of business through licensed U.S. broker-dealers in accordance with all applicable legal requirements to third party retail investors in a manner consistent with previous offerings and sales conducted by Sponsor to date, (3) subject to clause (4) below, such shares of common stock are being transferred by a third party which is not an Affiliate of Sponsor or (4) such shares of common stock are acquired by American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) or an Affiliate of ARCP; (ii) the replacement of Cole Corporate Income Advisors II, LLC, a Delaware limited liability company (“Advisors”), as the manager of Borrower with an Affiliate of Borrower, Guarantor or Sponsor; (iii) the replacement of Sponsor as the general partner of Guarantor with ARCP or an Affiliate of ARCP; (iv) the issuance or transfer of limited partnership interests in Guarantor so long as Sponsor remains in control and owns, directly or indirectly, at least fifty-one percent (51%) of Guarantor; or (v) Borrower, Guarantor or Sponsor acquires control of Advisors;
Provided, however, that as a condition to the Permitted Transfers set forth in clauses (A)(ii)-(v) above, Borrower shall provide Lender with prior written notice of such Transfer, shall satisfy the Lender Transfer Requirements with respect to such Transfer and, if applicable in connection with a

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Transfer of 49% or more, shall obtain a new Insolvency Opinion; provided, further, that in connection with Permitted Transfers set forth in clauses (A)(ii) and (A)(v) above, notwithstanding anything in the Loan Documents to the contrary, (x) Borrower shall be permitted to amend its operating agreement to reflect the replacement of Advisors as the manager of Borrower, notwithstanding anything in the Loan Documents to the contrary and (y) Borrower shall be entitled to replace Manager as the property manager and terminate the Management Agreement and shall not be obligated to enter into a Replacement Management Agreement, notwithstanding anything in the Loan Documents to the contrary.
(iv)    Definitions. For purposes of this Section 5.2.10(d), (x) a “change of control” of Borrower or the Sole Member shall be deemed to have occurred if there is any change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower or the Sole Member to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrower could take or could refrain from taking were it not for the rights of such individuals or entities; and (y) an “immediate family member” shall mean a spouse, parent, sibling, child or grandchild of any Interest Holder.
(e)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
(f)    Lender’s consent to a Transfer of all of the Property (which may be to more than one (1) transferee, provided each such transferee shall either be Transferee’s Sponsor or an Affiliate of Transferee’s Sponsor) and assumption of the Loan shall not be unreasonably withheld provided that Lender receives not less than sixty (60) days prior written notice of such Transfer and no Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:
(i)    Upon the first such Transfer, Borrower shall pay Lender a transfer fee equal to fifty basis points (0.50%) of the Outstanding Principal Balance at the time of such Transfer and upon any subsequent Transfer, Borrower shall pay Lender a transfer fee equal to one percent (1%) of the Outstanding Principal Balance at the time of such Transfer;
(ii)    Borrower shall pay any and all reasonable out‑of‑pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

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(iii)    The Persons comprising the proposed transferees (collectively, the “Transferee”), Transferee’s Principal or Transferee’s Sponsor must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;
(iv)    such Transfer, assumption and replacement and release shall be permitted under the Development Lease, the REA, and the Condominium Documents and/or Borrower shall have obtained any consents required from the lessor under the Development Lease, the REA counterparty, and the Condominium Association in connection with such Transfer, assumption and replacement and release and delivered the same to Lender;
(v)    Transferee, Transferee’s Principal and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principal (“Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;
(vi)    Transferee shall assume (subject to Section 9.4) all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender, and a Person (who shall be an Affiliate or direct or indirect equity owner of Transferee; which is herein called “Transferee’s Sponsor”) shall agree at all times (x) to Control each of Transferee and Transferee’s general partner or managing member, if any (“Transferee’s Principal”), and (y) to own, directly or indirectly, at least a 0.5% beneficial interest in Transferee’s Principal, if any, by entering into an assumption agreement in form and substance satisfactory to Lender;
(vii)    There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principal, or Related Entities which is not reasonably acceptable to Lender;
(viii)    Transferee, Transferee’s Principal, and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;
(ix)    Transferee and Transferee’s Principal, if any, must be able to satisfy all the representations and covenants set forth in Sections 4.1.30, 4.1.35, 5.1.29 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee’s Principal, if any, shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender provided that such certificates, agreements and covenants shall not increase the obligations of Borrower under the Loan Documents or decrease the rights of Borrower under the Loan Documents;

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(x)    If required by Lender, Transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;
(xi)    Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender;
(xii)    Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender;
(xiii)    Borrower shall deliver, at Borrower’s sole cost and expense, an endorsement to the Title Insurance Policy, which endorsement shall insure the Lien of the Mortgage as modified by the assumption agreement, as a valid first lien on the Property, shall name the Transferee as owner of the Property, and shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the applicable Title Insurance Policy issued on the Closing Date and the Permitted Encumbrances;
(xiv)    The Property shall be managed by one or more Qualified Managers pursuant to a Replacement Management Agreement;
(xv)    (Intentionally omitted);
(xvi)    The organizational documents of Transferee and Transferee’s Principal, if any, shall include provisions which shall cause each of them to be a Special Purpose Entity, and shall otherwise be in form and substance reasonably satisfactory to Lender; and
(xvii)    Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents accruing after such Transfer (provided such release of the Guarantor shall be conditioned on one (1) or more substitute guarantors reasonably acceptable to Lender having assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity or entering into new comparable documentation, in each case in accordance with the provisions set forth in the preceding sub‑clause (xii)). The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

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5.2.11    REA. Borrower hereby covenants and agrees with Lender with respect to the REA as follows:
(a)    Borrower shall not, without Lender’s prior written consent, materially amend, modify or supplement, or consent to or suffer the material amendment, modification or supplementation of, the REA except that Lender shall not unreasonably withhold or delay its consent to any amendment or modification which is not reasonably likely to have a material adverse effect upon Borrower, the Property that is subject to the REA or Gross Income from Operations;
(b)    Borrower shall not, without the prior written consent of Lender, as determined in its sole discretion, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, the REA; and
(c)    Borrower shall not assign (other than to Lender) or encumber its rights under the REA
5.2.12    Condominium. Borrower shall not cancel, terminate or surrender the Condominium, and none of the material terms and provisions of the Condominium Documents may be modified, changed, supplemented, altered, amended or waived, without in each case the prior written consent of Lender.
5.2.13    Development Lease. Borrower shall not cancel, terminate or surrender the Development Lease, and none of the terms and provisions of the Development Lease may be modified, changed, supplemented, altered, amended or waived, without in each case the prior written consent of Lender.
ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION
Section 6.1    Insurance. (a) From the date hereof until payment and performance in full of the Obligations, Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)    comprehensive all risk “special form” insurance, including, but not limited to, loss caused by any type of windstorm or hail on all of the Improvements comprising the Office Condominium and all of the Personal Property within the Office Condominium, in each case on a per Property basis (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive or costs of excavations, foundations, underground utilities and footings) with no waiver of depreciation; (B) containing an agreed amount endorsement with respect to all of the Improvements and all of the Personal Property waiving all co‑insurance provisions or to be written on a no co‑insurance form; (C) in cases where the applicable tenant is not required under the terms and conditions of its Lease to obtain insurance, providing for no deductible in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage (excluding windstorm and earthquake

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coverages, whose coverages are specified in the next sentence, and which may have a deductible of up to 5% of the total insurable value of the Property); and (D) in cases where the applicable tenant is required under the terms and conditions of its Lease to obtain insurance, providing for no tenant deductible that exceeds the amount permitted pursuant to the terms and conditions of such tenant’s Lease. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to full replacement cost or such other amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, and (z) coastal windstorm insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in any coastal region and such coverage is excluded from the special form policy, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)    commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so‑called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of each of the Mortgage to the extent the same is available;
(iii)    rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) covering rental losses or business interruption, as may be applicable, for a period of eighteen (18) months after the date of any casualty and containing an extended period of indemnity endorsement which provides that after the physical loss to any such Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that such damaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an annual amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable

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estimate of the gross income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection (iii) shall be deemed Rent and applied by Lender in accordance with Section 2.7.2(b) or 2.7.2(d) hereof, as applicable, except if Lender shall be permitted under this Agreement and has elected to apply Net Proceeds in respect of any Casualty or Condemnation giving rise to such proceeds relating to said rental loss and/or business income interruption insurance to the payment of the Debt or Other Obligation of a monetary nature, Lender shall apply such proceeds relating to said rental loss and/or business income interruption insurance to the Debt or Other Obligations of a monetary nature;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to any Improvements, and only if the Property and general liability coverage forms do not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so‑called builder’s risk completed value form (1) on a non‑reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co‑insurance provisions;
(v)    worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement (if applicable);
(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(vii)    umbrella liability insurance in an amount not less than Twenty Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(viii)    if Borrower ever has direct employees or motor vehicles, motor vehicle liability coverage for all owned and non‑owned vehicles, including rented and leased vehicles containing minimum limits per occurrence equal to One Million and No/100 Dollars ($1,000,000.00), which together with umbrella coverage, of Twenty Five Million and No/100 Dollars ($25,000,000.00), totals Twenty Six Million and No/100 Dollars ($26,000,000.00);
(ix)    if the Property is or becomes a legal “non-conforming” use or structure, ordinance & law coverage with minimum limits as follows: Coverage A (value of undamaged portion) to be ‘included’ in the insured replacement cost limit; Coverage B (demolition/debris removal) to be 10% of the building’s replacement cost limit, and Coverage C (increased cost of construction) to be 10% of the building’s replacement cost value;

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(x)    the commercial property, general liability, business income and umbrella liability insurance required under Sections 6.1(a)(i), (ii) and (iii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property, general liability, business income and umbrella liability insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (iv) above at all times during the term of the Loan so long as Lender determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; and
(xi)    upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.
(b)    All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies approved by Lender and authorized to do business in each State where the Property is located and having financial strength ratings of no less than “A-” or better by S&P (each such insurer shall be referred to below as a “Qualified Insurer”). Notwithstanding the foregoing, Lender shall accept as the insurers for the Property Policy (x) Starr Surplus Lines Insurance Company, rated “AXV” with AM Best, and (y) Ironshore Indemnity Insurance Company, rated “AXIV” with AM Best, for so long as the ratings of such insurers are not withdrawn or downgraded below the respective ratings set forth in the foregoing (x) and (y). In the event such insurer's rating is withdrawn or downgraded below the applicable rating in the preceding sentence, Borrower shall promptly notify Lender and replace such insurer with an insurer meeting the S&P rating requirement set forth herein. Borrower shall: (i) Prior to the expiration dates of any Policies, deliver to Lender confirmation, reasonably satisfactory to Lender, that such Policies have been renewed or replaced by other Policies conforming to the provisions of this Section 6.1; (ii) provide Lender with certificates of insurance evidencing such renewed or replaced coverage acceptable to Lender as soon as all renewed or replaced policy numbers are available, but in any event prior to such renewal; and (iii) provide confirmation that all renewed or replaced premiums (the “Insurance Premiums”) have been paid in full, no later than (A) in the case of Borrower Policies, thirty (30) days from inception of the renewed or replaced Policies, or (B) in the case of Tenant Policies, two (2) Business Days after the date such tenant is required to provide such proof to Borrower under the applicable Lease.
(c)    Borrower shall not obtain any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and (x) Lender’s interest is included therein as provided in this Agreement, the Policy is issued by a Qualified Insurer and such Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a). In addition Borrower shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required

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in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.
(d)    All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured under any Borrower Policy or as additional insureds under any Tenant Policy and Lender (and its affiliates), in either case, as the mortgagee and an additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall name Borrower as the insured and Lender (and its affiliates) as mortgagee and loss payee under any Borrower Policy or Borrower as certificate holders and Lender (and its affiliates) as mortgagee under any Tenant Policy.
(e)    All Policies provided for in Section 6.1 on which Lender receives the protection of a mortgagee clause or endorsement shall contain clauses or endorsements to the effect that:
(i)    no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    the Policies shall not be canceled without at least thirty (30) days’ notice to Lender; and
(iii)    Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)    If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, upon written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
(g)    Intentionally omitted.
(h)    Lender acknowledges that the insurance in place as of the date hereof, as evidenced by certificates of insurance provided by Borrower and each tenant in connection with the closing of the Loan, shall be deemed to satisfy the foregoing requirements of this Section 6.1 as in effect on the date hereof.
Section 6.2    Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender if the estimated costs of completing Restoration are equal to or greater than Fifty Thousand and No/100 Dollars ($50,000.00), and (b) promptly commence and diligently prosecute the

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completion of Restoration so that the damaged Property resembles, as nearly as possible, the condition that the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay (or cause to be paid) all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.
Section 6.3    Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at Borrower’s expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi‑public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award applicable to the Property, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
Section 6.4    Restoration. Subject to the terms of the Condominium Documents and the Development Lease, the following provisions shall apply in connection with any Restoration:
(a)    If the Net Proceeds for the Property shall be less than ten percent (10%) of the Loan Amount and the costs of completing Restoration shall be less than ten percent (10%) of the Loan Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.
(b)    If the Net Proceeds for the Property are equal to or greater than ten percent (10%) of the Loan Amount, or the costs of completing Restoration is equal to or greater

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than ten percent (10%) of the Loan Amount, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(i)    The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its reasonable discretion that the following conditions are met:
(A)    no Event of Default shall have occurred and be continuing;
(B)    (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;
(C)    Leases demising in the aggregate a percentage amount equal to or greater than eighty‑five percent (85%) of the total rentable space in the damaged Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be;
(D)    Borrower shall commence or cause to be commenced Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion and will make all necessary repairs and restorations thereto at Borrower’s or tenant’s sole cost and expense;
(E)    Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to any the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

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(F)    Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Anticipated Repayment Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);
(G)    The Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(H)    Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(I)    such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or related Improvements;
(J)    the Debt Service Coverage Ratio for the Property, after giving effect to Restoration, shall be equal to or greater than the Debt Service Coverage Ratio as of the Closing Date;
(K)    the Loan to Value Ratio after giving effect to Restoration, shall be equal to or less than the Loan to Value Ratio as of the Closing Date;
(L)    Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing Restoration, which budget shall be acceptable to Lender;
(M)    the Freeport Lease shall remain in full force and effect during and after the completion of Restoration without abatement of rent beyond the time period set forth in the Freeport Lease, notwithstanding the occurrences of such Casualty or Condemnation;
(N)    the Development Lease shall remain in full force and effect during and after completion of the Restoration notwithstanding the occurrence of such Casualty or Condemnation; and
(O)    the Condominium shall not be terminated and the Condominium Documents shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation.
(ii)    The Net Proceeds shall be paid directly to Lender for deposit in an interest‑bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations.

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The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.
(iii)    All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”) such acceptance not to be unreasonably withheld. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with Restoration. The identity of the contractors, subcontractors and materialmen engaged in Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s reasonable fees, shall be paid by Borrower.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of Restoration, as certified by the Casualty Consultant, until Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re‑occupancy and use of the damaged Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or

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materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy covering the Property, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.
(vii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with Restoration have been paid in full, shall be remitted by Lender to Borrower within two (2) Business Days thereafter, provided no Event of Default shall have occurred and shall be continuing.
(c)    All Net Proceeds not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i) or otherwise), or to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii), may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion. No prepayment charge or Yield Maintenance Premium shall be payable by Borrower by reason of a Casualty or Condemnation.
(d)    In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to any Policies that are not blanket Policies then in force concerning the Property (other than to the extent those Policies provide liability coverages to Borrower) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

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(e)    The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Agreement. In the event of any conflict, inconsistency or ambiguity between the provisions of Section 6.4 of this Agreement and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Section 6.4 of this Agreement shall control.
(f)    Notwithstanding the foregoing provisions of this Section 6.4 or Section 6.2 or Section 6.3 hereof, to the extent any Lease remains in effect and the tenant thereunder remains liable for the obligations under such Lease, the disposition of any Casualty insurance proceeds and any Award relating to the corresponding Property shall be governed by such Lease. Notwithstanding the foregoing, if immediately after giving effect to the release of the portion of the Property taken through Condemnation, the loan‑to‑value ratio of the remaining Property, as determined by Lender in its sole discretion, exceeds 125%, the Outstanding Principal Balance must be paid down by an amount equal to the lesser of the following amounts: (i) the net Award (after payment of Lender’s costs and expenses and any other fees and expenses that have been approved by Lender), or (ii) a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010‑30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a Real Estate Mortgage Investment Conduit (“REMIC”) trust as a result of the related release of such portion of the lien of the Mortgage. Unless Lender determines that applicable REMIC regulations require a different valuation method, Lender shall determine the loan‑to‑value ratio of the remaining Property by capitalizing Net Operating Income for the Property for such period using a capitalization rate or range of capitalization rates that the Lender has no reason to believe is incorrect. No prepayment charge or Yield Maintenance Premium shall be payable by Borrower by reason of this Section 6.4(f).
ARTICLE 7

RESERVE FUNDS
Section 7.1    Development Rent Funds.
7.1.1    Deposits of Development Rent Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of Seven Thousand One Hundred Ninety Four and No/100 Dollars ($7,194.00) and (b) on each Payment Date, an amount equal to one-twelfth of the annual payment of the Development Rent that will be payable under the Development Lease each November, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Development Rent Subaccount”). Amounts deposited from time to time into the Development Rent Subaccount pursuant to this Section 7.1.1 are referred to herein as the “Development Rent Funds”. Such deposit may be increased from time to time by Lender in such amount as Lender shall deem to be necessary in its reasonable discretion to reflect any increases in the Development Rent.
7.1.2    Release of Development Rent Funds. Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Development

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Rent Funds to payments of Development Rent as and when due. In making any payment relating to Development Rent, Lender may do so according to any bill or statement given by the lessor without inquiry into the accuracy of such bill or statement or into the validity of any rent, additional rent or other charge thereof. If at any time the amount of the Development Rent Funds shall exceed the amounts due for Development Rent, Lender shall, or shall direct Servicer to, deposit such excess (as determined by Lender in its reasonable discretion) into the Cash Management Account to be applied in accordance with Section 2.7.2(b) or credit such excess against future payments to be made to the Development Rent Funds, such election to be made by Lender in its sole discretion.
Section 7.2    Tax and Insurance Escrow.
7.2.1    Tax Funds and Insurance Funds.
(a)    With respect to Policies which Borrower is obligated to maintain hereunder (“Borrower Policies”), as long as blanket Borrower Policies (specifically permitted by this Agreement) are in effect, Borrower shall not be required to make any payments under this Section 7.2 with respect to any Borrower Policies of amounts that would otherwise have been used to pay Insurance Premiums, subject to the provisions of this Section 7.2. Without limiting the generality of the foregoing, at such time, and from time to time, that any such blanket Borrower Policy (specifically permitted by this Agreement) is not in effect, Borrower shall provide to Lender, prior to the date that any Insurance Premium is delinquent with respect to any Borrower Policy, evidence reasonably acceptable to Lender that such Insurance Premium has been paid prior to such delinquency date. If any such proof is not so provided, in addition to any other rights and remedies which Lender may have hereunder, under the other Loan Documents, at law or in equity, Borrower shall pay to Lender on each Payment Date one‑twelfth of the Insurance Premiums that Lender shall then reasonably estimate will be payable for the renewal of the coverage afforded by non‑blanket Borrower Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of such non‑blanket Borrower Policies (each a “Monthly Borrower Insurance Payment”) and Lender shall cause such amount to be transferred to a Subaccount (the “Insurance Subaccount”). Amounts deposited from time to time into the Insurance Subaccount pursuant to this Section 7.2.1(a) are referred to herein as the “Insurance Funds”. If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit with or on behalf of Lender, such amount within five (5) Business Days after its receipt of such notice.
(b)    Borrower shall deposit or caused to be deposited with Lender on each Payment Date an amount equal to one‑twelfth of the Taxes that Lender shall then reasonably estimate will be payable with respect to the Property during the next ensuing twelve (12) months if the same were to be paid at least thirty (30) days prior to its/their due date(s) (each a “Monthly Tax Payment”). Lender shall cause such amount to be transferred to a Subaccount (the “Tax Subaccount”). Amounts deposited from time to time into the Tax Subaccount pursuant to this

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Section 7.2.1(b) are referred to herein as the “Tax Funds”. If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender, such amount within five (5) Business Days after its receipt of such notice.
7.2.2    Disbursements from Tax Funds and Insurance Funds.
(a)    Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Tax Funds, if any, in the Tax Subaccount to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, or shall direct Servicer to, deposit such excess (as determined by Lender in its reasonable discretion) into the Cash Management Account to be applied in accordance with Section 2.7.2 or credit such excess against future payments to be made to the Tax Funds, such election to be made by Lender in its sole discretion.
(b)    Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Insurance Funds, if any, in the Insurance Subaccount to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If at any time the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, or shall direct Servicer to, deposit such excess (as determined by Lender in its reasonable discretion) into the Cash Management Account to be applied in accordance with Section 2.7.2 or credit such excess against future payments to be made to the Insurance Funds, such election to be made by Lender in its sole discretion.
Section 7.3    Replacements and Replacement Reserve.
7.3.1    Replacement Reserve Funds. Borrower shall pay to Lender on each Payment Date Three Thousand One Hundred Thirteen and No/100 Dollars ($3,113.00) (the “Replacement Reserve Monthly Deposit”), which amounts shall be deposited with and held by Lender for replacements and repairs that Lender has reasonably estimated, in its sole discretion, will be required to be made at the Property during the calendar year (collectively with the Required Repairs, the “Replacements”). Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Funds” and the Subaccount in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Subaccount.” Lender may reassess its estimate of the amount necessary for the Replacement Reserve Monthly Deposit from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Subaccount during an Excess Cash Sweep Period upon thirty (30) days’ notice to Borrower if Lender

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determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.
7.3.1    Disbursements from Replacement Reserve Subaccount. Lender shall make disbursements from the Replacement Reserve Funds for the cost of the Replacements incurred by Borrower upon satisfaction by Borrower of each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Replacement Reserve Funds more frequently than once each calendar month, and each disbursement of Replacement Reserve Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
7.3.2    Balance in the Replacement Reserve Subaccount. The insufficiency of any balance in the Replacement Reserve Subaccount shall not relieve Borrower from Borrower’s obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
Section 7.4    Rollover Reserve.
7.4.1    Deposits to Rollover Reserve Funds. (a) During an Excess Cash Sweep Period, Borrower shall pay to Lender on each Payment Date all remaining amounts after payment of items (i) through (x) in Section 2.7.2 hereof (the "Rollover Reserve Monthly Deposit"), which amounts shall be deposited with and held by Lender for Approved Leasing Expenses incurred following the date hereof. In addition, Borrower shall pay to Lender for deposit with Lender those additional funds described in Section 7.4.1(b) hereof. All such amounts so deposited shall hereinafter be referred to as the "Rollover Reserve Funds" and the Subaccount to which such amounts are held shall hereinafter be referred to as the "Rollover Reserve Subaccount".
(a)    In addition to the required deposits set forth in subsection (a) above, regardless of whether an Excess Cash Sweep Period is in effect, the following items shall be deposited into the Rollover Reserve Subaccount and held as Rollover Reserve Funds, which Rollover Reserve Funds shall be held by Lender and disbursed only in accordance with Section 7.4.2 below. Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Cash Management Bank to deposit and hold such amounts in the Rollover Reserve Subaccount pursuant to the Cash Management Agreement:
(i)    All sums paid to Borrower (other than sums paid to reimburse Borrower for an out‑of‑pocket cost or expense incurred by Borrower with respect to the applicable item), with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of Borrower against third parties in connection with any Lease; (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy‑out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively "Lease Termination Payments"), and (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any

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holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent); and
(iI)    Any other extraordinary event pursuant to which Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement.
7.4.2    Withdrawal of Rollover Reserve Funds. Lender shall make disbursements from the Rollover Reserve Funds for Approved Leasing Expenses incurred by Borrower in connection with Leases (including amendments thereto) entered into in accordance with the terms hereof upon satisfaction by Borrower of each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Rollover Reserve Funds more frequently than once each calendar month, and each disbursement of Rollover Reserve Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
7.4.3    Release of Rollover Reserve Funds. For any funds deposited in the Rollover Reserve Subaccount as a Rollover Reserve Monthly Deposit, Lender shall release the following amounts to Borrower within five (5) Business Days of the applicable occurrence: (i) if Freeport’s credit ratings shall be not less than the Reduced Cap Credit Ratings, any amounts in excess of the Reduced Rating Sweep Cap (for so long as Freeport’s credit ratings are not less than the Reduced Cap Credit Ratings), (ii) after the occurrence of an Uncapped Rating Sweep, Freeport’s credit ratings shall be the Rating Cap Credit Ratings, any amounts in excess of the Rating Sweep Cap (for so long as Freeport’s credit ratings are not less than the Rating Cap Credit Ratings), or (iii) upon the occurrence of a Rating Sweep Cure, the Applicable Rating Sweep Cap. Notwithstanding any of the foregoing to the contrary, if any funds have been deposited into the Rollover Reserve Subaccount pursuant to Section 7.4.1(b) hereof, then the aggregate amount of any such deposits that have not been previously withdrawn pursuant to Section 7.4.2 shall remain in the Rollover Reserve Subaccount (or, if the aggregate amount of any such deposits that have not been previously withdrawn pursuant to Section 7.4.2 is greater than the amount of funds held in the Rollover Reserve Subaccount at such time, then such funds shall not be returned to Borrower). So long as no Event of Default is then continuing, Borrower may request in writing that Lender apply Rollover Reserve Funds for Replacements so long as there are insufficient funds in the Replacement Reserve Subaccount and Lender may, or may direct Servicer to, release such funds for Replacements in Lender’s sole discretion.
Section 7.5    Excess Cash Reserve Funds.
7.5.1    Deposits to Excess Cash Reserve Funds. Upon the occurrence and during the continuance of an Excess Cash Sweep Period, all Excess Cash shall be collected by Lender and all such amounts shall be held by Lender as additional security for the Loan (amounts so held shall be hereinafter referred to as the “Excess Cash Reserve Funds” and the Subaccount to which such amounts are held shall hereinafter be referred to as the “Excess Cash Reserve Subaccount”).

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7.5.2    Release of Excess Cash Funds. At such time, as any Excess Cash Sweep Period shall end or all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents have been paid, any funds held in the Excess Cash Reserve Subaccount shall be returned to Borrower within five (5) Business Days; provided, however, that the Applicable Rating Cap shall not be released until the occurrence of the Rating Sweep Cure.
Section 7.6    Intentionally omitted.
Section 7.7    Condominium Common Charges Reserve.
7.7.1    Deposits of Condominium Charge Funds. Borrower shall deposit or cause to be deposited with Lender (a) on the Closing Date, Forty Thousand and No/100 Dollars ($40,000.00) (the “Initial Common Charge Amount”) and (b) if Borrower shall fail to make any payment of Condominium Common Charges as and when due and payable pursuant to the Condominium Documents, on each Payment Date, commencing not less than thirty (30) days after notice from Lender, an amount equal to the Condominium Common Charges that will be payable for the month immediately following the month in which such Payment Date occurs, which amounts shall be transferred by or at the direction of Lender into an Eligible Account established to hold such funds (the “Condominium Common Charge Account”). Amounts deposited from time to time into the Condominium Common Charge Account pursuant to this Section 7.7.1 are referred to herein as the “Condominium Common Charge Funds”. Such deposit may be increased from time to time by Lender in such amount as Lender shall deem to be necessary in its reasonable discretion to reflect any increases in the Condominium Common Charges.
7.7.2    Release of Condominium Common Charge Funds. Lender shall hold the Initial Common Charge Amount as security for Borrower’s obligation to make all payments of Condominium Common Charges as and when due and payable pursuant to the Condominium Documents. If Borrower shall fail to make any payment of Condominium Common Charges as and when payable, (i) provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Condominium Common Charge Funds to payments of Condominium Common Charges, and (ii) Lender may thereafter require that Borrower make monthly deposits into the Condominium Common Charge Account and thereafter, provided no Event of Default shall have occurred and be continuing, Lender shall make all future payments of Condominium Common Charges. In making any payment relating to Condominium Common Charges, Lender may do so according to any bill or statement given by the Condominium Association without inquiry into the accuracy of such bill or statement or into the validity of any rent, additional rent or other charge thereof.
Section 7.8    Reserve Funds, Generally.
(a)    Borrower grants to Lender a first‑priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in the Cash Management Account and each Subaccount in which Reserve Funds are held as additional security for payment and performance of the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies

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available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.
(b)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(c)    The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on any of the Reserve Funds shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other amounts comprising such Reserve Funds. Borrower shall, collectively, have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (i) such investments are then regularly offered by Lender for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, state and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Funds were created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds that is credited or paid to Borrower. No other investments of the Reserve Funds shall be permitted except as set forth in this Section 7.8. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.
(d)    Subject to Section 9.4 hereof, Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent arising from the gross negligence or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
(e)    Any Reserve Funds remaining after the Debt has been paid in full shall be paid to Borrower.
ARTICLE 8

DEFAULTS

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Section 8.1    Event of Default.
(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    if any portion of the Debt is not paid when due (other than if such failure is the result of Lender or Servicer failing to apply funds in the Cash Management Account in accordance with Section 2.7.2(b));
(ii)    if any Other Obligation of a monetary nature is not paid within five (5) days of the applicable due date; in accordance with the terms and conditions of this Agreement and the other Loan Documents;
(iii)    if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that (x) there then are sufficient funds in the Tax Subaccount to pay such Taxes and (y) Lender wrongfully fails to or refuses to release the same from the Tax Subaccount;
(iv)    if the Policies are not kept in full force and effect, or if certified copies of the Policies or certificates of insurance (in accordance with the requirements of this Agreement) relating to such Policies are not delivered to Lender upon request;
(v)    if Borrower Transfers or otherwise encumbers any portion of the Property or any interest therein, or any interest in any Restricted Party is Transferred, in each instance, in violation of the provisions of this Agreement;
(vi)    if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;
(vii)    if Borrower, any Principal or Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;
(viii)    if a receiver, liquidator or trustee shall be appointed for Borrower, any Principal or Guarantor or any other guarantor under any guaranty issued in connection with the Loan, or if Borrower, any Principal or Guarantor or such other guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any Principal or Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any Principal or Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any Principal or Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;

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(ix)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)    if any final judgment for the payment of money in excess of One Million Dollars ($1,000,000) is rendered against Borrower and Borrower does not, in each case, discharge the same or cause it to be discharged or vacated within ninety (90) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within ninety (90) days after the entry thereof;
(xi)    if Borrower breaches any of its negative covenants contained in Section 5.2 or any covenant contained in Sections 4.1.30 or 5.1.29 or fails to deliver any financial statements within ten (10) days after the dates required for such delivery pursuant to Section 5.1.11 hereof;
(xii)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement and/or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice and the expiration of such grace period, as applicable;
(xiii)    if any of the factual assumptions relating to the conduct of the Borrower or the Guarantor prior to the date hereof contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xiv)    if a material default has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement as the case may be) and if such default permits the Manager thereunder to remove the Property from the application of the Management Agreement (or Replacement Management Agreement as the case may be) or terminate or cancel such Management Agreement (or any Replacement Management Agreement as the case may be); provided that the foregoing shall not relate to any real property not owned by Borrower;
(xv)    if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Secondary Market Transaction pursuant to the provisions of Section 9.1 hereof, for five (5) Business Days after notice to Borrower from Lender, provided, however, if such Default is susceptible of cure but cannot reasonably be cured within such period and provided further that Borrower shall have commenced to cure such Default within such period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ten (10) Business Days;

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(xvi)    if (A) Borrower shall fail to pay any rent, additional rent or other charge payable by Borrower under the Development Lease prior to delinquency (other than if such failure is the result of Lender or Servicer failing to apply any funds in the Development Rent Subaccount in accordance with Section 7.1.2, (B) there shall occur any default by Borrower, as tenant under the Development Lease, in the observance or performance of any term, covenant or condition of the Development Lease on the part of Borrower, to be observed or performed, which is not cured within any applicable cure period provided thereunder, (C) if any one or more of the events referred to in the Development Lease shall occur which would cause the Development Lease to terminate without notice or action by the landlord under the Development Lease or which would entitle the landlord to terminate the Development Lease and the term thereof by giving notice to Borrower, as tenant thereunder, (D) if the leasehold estate created by the Development Lease shall be surrendered or the Development Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (E) if any of the terms, covenants or conditions of the Development Lease shall in any manner be modified, changed, supplemented, altered, amended or waived in any material respect without the prior written consent of Lender;
(xvii)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) to (xvi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non‑monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days;
(xviii)    if there shall be default under the Mortgage or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xix)    if the Property becomes subject to any mechanic’s, materialman’s or other Lien, other than a Lien for local real estate taxes and assessments not then due and payable, and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower or the Manager has actual knowledge of the existence of such Lien;
(xx)    if at any time there shall be a default in the payment of rent under the terms of the Freeport Lease, or any Replacement Lease, for a time period of six (6) or more months;

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(xxi)    if (A) Borrower shall fail to pay any charges payable by Borrower under the Condominium Documents prior to delinquency, (B) there shall occur any default by Borrower in the observance or performance of any term, covenant or condition of the Condominium Documents on the part of Borrower, to be observed or performed, which is not cured within any applicable cure period provided thereunder, or (C) if any of the terms, covenants or conditions of the Condominium Documents shall in any manner be modified, changed, supplemented, altered, amended or waived in any material respect without the prior written consent of Lender;
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii) or (viii) above) and at any time thereafter, while such Event of Default is continuing, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity but subject to Section 9.4, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2    Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, subject to Section 9.4, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Subject to Section 9.4, any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing and to the fullest extent permitted by law (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.
(b)    With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out

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of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the fullest extent permitted by law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by such Mortgage and not previously recovered.
(c)    Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, Mortgage and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and provided that such severance agreement and other documents incorporate the provisions of Section 9.4. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Secondary Market Transaction pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(d)    Intentionally omitted.
(e)    Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal amount of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
(f)    If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may

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deem necessary to protect the security hereof. Subject to tenant’s rights under the Leases, Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Property to cure such Event of Default, and Lender is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Property or the priority of the Lien granted by the Mortgage.
(g)    Lender may appear in and defend any action or proceeding brought with respect to the Property and may bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in one or more of the Property.
(h)    The rights, powers and remedies of Lender under this Agreement shall be cumulative and, subject to Section 9.4, not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE 9

SPECIAL PROVISIONS
Section 9.1    Sale of Notes and Securitization. Subject to the limitations set forth in Section 9.8 hereof:
(a)    Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”). Provided, however, that no such Secondary Market Transaction shall (i) modify or amend any economic term of the Loan or (ii) increase the obligations or decrease the rights of Borrower or Guarantor under the Loan Documents.
(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to provide updated financial and other information with respect to the

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Property in accordance with the parameters (but not the timing) set forth in Section 5.1.11 hereof and the information set forth on Schedule VII attached hereto.
(c)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, the Borrower shall furnish to Lender upon request the following financial information:
(i)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut‑off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent fiscal year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non‑recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S‑K and Item 1112(b)(1) of Regulation AB), or
(ii)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut‑off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3‑01 of Regulation S‑X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3‑02 of Regulation S‑X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S‑X or other legal requirements) were acquired from an unaffiliated third party and the other conditions set forth in Rule 3‑14 of Regulation S‑X have been met, the financial statements required by Rule 3‑14 of Regulation S‑X)).
(d)    Further, if requested by Lender, Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, as of the cut‑off date for such Securitization, a concentration with respect to such tenant or group of Affiliated tenants within all of the mortgage loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall use its reasonable efforts to furnish to Lender, on an ongoing basis, financial data or financial statements with respect to such tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB,

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as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(e)    If Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(f)    Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:
(i)    with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and
(ii)    with respect to ongoing information required under Section 9.1(d) and (e) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy‑five (75) days after the end of each fiscal year of Borrower.
(g)    If requested by Lender, Borrower shall provide Lender, promptly, and in any event within five (5) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S‑K or Regulation S‑X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by the Lender.
(h)    All financial statements provided by Borrower pursuant to this Section 9.1(c), (d), (e) or (f) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S‑K or Regulation S‑X, as applicable, Regulation AB, and other applicable Legal Requirements, provided that Borrower’s financial statements need not be audited. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.
Subject to Section 9.8(b), all reasonable third‑party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower. Notwithstanding anything in this Section 9.1 to the contrary, Borrower shall not

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have any obligation in connection with any Securitization to use more than commercially reasonable efforts to obtain any financial statements from any tenant of the Property that is not required to be provided under such tenant’s Lease or financial statements for any period prior to Borrower’s acquisition of the Property and Borrower shall not be deemed to be in breach of Section 9.1 if Borrower fails to provide any financial statements from any tenant of the Property that are not in Borrower’s possession at the time of Lender’s request provided that Borrower uses commercially reasonable efforts to obtain such information.
Section 9.2    Securitization Indemnification. (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third‑party advisory and service providers relating to the Securitization. Borrower also understands that the findings and conclusions of any third‑party due diligence report obtained by the Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.
(b)    Borrower hereby agrees to indemnify Barclays Bank PLC (whether or not it is Lender), any Affiliate of Barclays Bank PLC that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Barclays Bank PLC that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, Lender (and for purposes of this Section 9.2, Lender shall include its officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement of any material fact contained in the information provided to Lender by Borrower and its agents, counsel and representatives, (B) the omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by Borrower in Section 4.1.8 of this Agreement. Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the

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Liabilities. Borrower’s liability under this paragraph will be limited to Liability that arises out of, or is based upon, a material untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnification provision will be in addition to any liability which Borrower may otherwise have.
(c)    In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.
(d)    Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

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(e)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation, gross negligence or willful misconduct (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, gross negligence or willful misconduct. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(f)    The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.
(g)    Notwithstanding anything to the contrary contained herein, Borrower shall not have any obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.
Section 9.3    Intentionally Omitted.
Section 9.4    Exculpation. Notwithstanding anything to the contrary contained in this Agreement, the Note, the Mortgage or the other Loan Documents but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights

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and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    fraud or willful misrepresentation by or on behalf of Borrower or Guarantor or any Affiliate of any of them in connection with the Loan or the Property;
(ii)    the willful misconduct of Borrower, Guarantor or any Affiliate of any of them in connection with the Loan or the Property;
(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or the Mortgage concerning Environmental Laws or Hazardous Substances;
(iv)    wrongful removal or destruction of any portion of the Property or any intentional or grossly negligent physical waste of the Property, in either case by or on behalf of Borrower, Guarantor or any Affiliate of any of them;
(v)    the breach of any Legal Requirement (including, without limitation, RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Restricted Party in connection therewith;
(vi)    the failure to pay Taxes, to the extent that Gross Revenues of the Property, net of Debt Service and any other amounts payable hereunder or under the other Loan Documents, are sufficient to pay such amounts, except to the extent that (A) sums sufficient to pay such amounts have been deposited into escrow with Lender pursuant to Section 7.2 or (B) Borrower is contesting Taxes in accordance with the terms of Section 5.1.2 or (C) such failure occurs during an Excess Cash Sweep Period and Lender does not make funds available for payment of Taxes, if applicable;
(vii)    the misapplication or conversion by or on behalf of Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents collected during the continuance of an Event of Default, or (D) any Rents paid more than one (1) month in advance;
(viii)    the failure to pay charges for labor or materials or other charges incurred by or on behalf of Borrower, Guarantor or any Affiliate of any of them that can create Liens on the Property (including any portion thereof) to the extent such Liens are not bonded over or discharged in accordance with this Agreement or the other Loan Documents;

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(ix)    the failure of any security deposits, advance deposits or any other deposits collected with respect to the Property to be delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(x)    the failure of Borrower to maintain its status as a Single Purpose Entity;
(xi)    the amendment, modification or waiver of any of the terms or provisions of the Freeport Lease or any replacement lease that is a lease of the entire Demised Premises (a “Replacement Lease”) that would result in a reduction of rent or other payments required to be made by the tenant thereunder or a shortening of the primary term of the Freeport Lease or Replacement Lease (other than an amendment or modification pursuant to the terms of the Freeport Lease or Replacement Lease) or the termination of the Freeport Lease or Replacement Lease or the cancellation or acceptance of a surrender of the Freeport Lease or Replacement Lease (other than a termination, cancellation or acceptance of surrender of the Freeport Lease or Replacement Lease as a result of a default by the tenant thereunder or a Material Action involving the tenant thereunder or a termination of the Freeport Lease or Replacement Lease with respect to the Property pursuant to the terms of the Freeport Lease or Replacement Lease), in each case, without Lender’s prior written consent (or deemed consent) pursuant to the applicable provisions of this Agreement;
(xii)    the Development Lease is amended, modified or any of the terms or provisions of the Development Lease are waived, in each case without Lender’s prior written consent; or
(xiii)    any Condominium Document is amended, modified or any of the terms or provisions of any Condominium Document are waived, in each case without Lender’s prior written consent.
Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrower shall be personally liable for the payment of the Obligations (1) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing by any Person of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower or Guarantor or any Person Controlling Borrower or Guarantor colludes with or solicits or causes to be solicited petitioning creditors; (c) Borrower or Guarantor or any Person Controlling Borrower or Guarantor colluding to arrange and thereafter filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower consenting to or otherwise acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or

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examiner for Borrower or the Property; or (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (2) if the first Monthly Debt Service Payment Amount is not paid when due; (3) if Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property to the extent required by this Agreement or the Mortgage; or (4) if Borrower fails to obtain Lender’s prior written consent to any Transfer, to the extent required by this Agreement or the Mortgage; (5) the Development Lease is canceled, terminated or surrendered, or the purchase option under the Development Lease is exercised, in each case without Lender’s prior written consent; (6) there is a merger of leasehold and fee estates of the Office Condominium, without Lender’s prior written consent; (7) the Condominium is canceled, terminated or surrendered, in each case without Lender’s prior written consent; or (8) the failure of Borrower to maintain its status as a Single Purpose Entity and such failure is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower with the assets and liabilities of any other Person pursuant to a Bankruptcy Action.
Section 9.5    Matters Concerning Manager. (a) If (i) an Event of Default occurs and is continuing, (ii) the applicable Manager shall become bankrupt or insolvent, (iii) a material default occurs by the Manager under the applicable Management Agreement beyond any applicable grace and cure periods, or (iv) Manager commits gross negligence, malfeasance or willful misconduct, Borrower shall, at the request of Lender, remove the Property from the application of the Management Agreement and replace the applicable Manager with a manager unaffiliated with Manager, Borrower, any Principal, Guarantor or any Person controlling Manager, Borrower, any Principal or Guarantor approved by Lender, who shall enter into a new management agreement (that will apply to the Property) on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
(b)    The fees payable to the Manager shall not exceed the fees set out in Sections 5.1 and 5.2 of the Management Agreement, together with the other fees in respect of the Property managed by such Manager, from time to time required to be paid under the Management Agreement with respect to the Property, which other fees shall not exceed the fees previously paid with respect to the Property under the Management Agreement without first obtaining the written approval of Lender to such increased fees.
Section 9.6    Servicer. (a) At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for their pro rata share of any reasonable set‑up fees or any other initial costs relating to or arising under the Servicing Agreement; Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Borrower shall pay (i) any liquidation fees that may be due to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that may be due to Servicer under the Servicing Agreement, which fees shall

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be due and payable by Borrower on a periodic or continuing basis in accordance with the Servicing Agreement, and (iii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) required under the Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of annual inspections required to be borne by Servicer under the Servicing Agreement).
(b)    Lender, or any Servicer selected by Lender in accordance with this Section 9.6, acting solely for this purpose as the non‑fiduciary agent of Borrower (in such capacity, “Agent”), may maintain a register (the “Note Register”). If Agent maintains a Note Register then therein it will record the names and addresses of, and wire transfer instructions for, the Lender and any Person subsequently acquiring any direct interest in the Note (each a “Holder”). If it maintains a Note Register, upon the sale or transfer of a direct interest in the Note or portion thereof, (i) the transferring Holder shall inform the Agent in writing that such transfer has taken place and provide the Agent with the name, address, wiring instructions and tax identification number of the transferee and (ii) the Agent will record such information in the Note Register. Any Person in whose name the Note or interest therein is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement. If Agent maintains a Note Register, no transfer of a direct interest in the Note or portion thereof shall be effective unless it has been recorded in the Note Register pursuant to this Section 9.6(b). If Agent maintains a Note Register, the Agent shall promptly provide the names and addresses of the Holder or Holders to any other party hereto or any successor Holder or Holders upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Agent shall have no liability to any Person for the provision of any such names and addresses.
Section 9.7    Intentionally omitted.
Section 9.8    Restructuring of Loan.
(a)    Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (i) through (iv) above, in whatever proportion and whatever priority Lender determines, and (v) modify the Loan Documents with respect to the newly created Notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of Borrower or Guarantor under the Loan Documents; provided, however, in each such instance the outstanding

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principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within ten (10) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance, provided that such documentation is consistent with the requirements of this paragraph.
(b)    Borrower shall not be obligated to pay any costs or expenses incurred in connection with any such restructuring as set forth in this Section 9.8 or in connection with a Secondary Market Transaction pursuant to Section 9.1 hereof, other than Borrower’s legal fees up to $20,000 in the aggregate.
ARTICLE 10

MISCELLANEOUS
Section 10.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of each party, shall inure to the benefit of the legal representatives, successors and assigns of the other party.
Section 10.2    Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.
Section 10.3    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS,

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INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
CT Corporation System
111 Eighth Avenue
New York, NY 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE

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SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.
Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances (unless such future notice or demand is otherwise required to be given).
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of any party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each a “Notice”) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6):

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If to Lender:	Barclays Bank PLC 745 Seventh Avenue New York, NY 1009 Attn: Michael Birajiclian
with a copy to:	DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 Attention: Jeffrey B. Steiner, Esq.
If to Borrower:	c/o American Realty Capital Properties, Inc. 2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016 Attention: General Counsel – Real Estate
with a copy to:	Kutak Rock LLP 8601 N. Scottsdale Road, Suite 300 Scottsdale, Arizona 85253 Attention: Mitch Padover
A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (iii) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall result in the notice being deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer.
Section 10.7    Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments made by Borrower to any portion of the Debt provided such reapplication is consistent with the provisions of this Agreement. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11    Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within sixty (60) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter.
Section 10.13    Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the

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Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents requested by Borrower or otherwise required hereunder and any other documents or matters requested by Borrower or otherwise required hereunder; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all reasonably required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) subject to Section 9.4 hereof, enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vii) subject to Section 9.4 hereof, enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work‑out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account. It is further acknowledged that to the extent any of the foregoing costs and expenses are incurred by Lender in connection with a restructuring of the Loan pursuant to Sections 9.8(a) and (b) above, then the payment by Borrower of such costs and expenses under this Section 10.13 shall be subject to the provisions of Section 9.8(c).
(b)    Subject to Section 9.4 hereof, Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any material breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, or (iii) the indemnity granted by Lender under Paragraph 6 of the Lockbox Agreement (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that Borrower is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
(c)    Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any reasonable fees and expenses incurred by any Rating Agency in

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connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 10.14    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16    No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy‑in‑common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 10.17    Publicity. All news releases, publicity or advertising by Borrower or any of its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender.
Section 10.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of one or more of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in

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inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 10.19    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21    Brokers and Financial Advisors. Each party hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each party hereby, agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet (the “Loan Application”) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.23    Cumulative Rights. All of the rights of Lender under this Agreement and under each of the other Loan Documents and any other agreement now or hereafter executed in

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connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.
Section 10.24    Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.
Section 10.25    Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.
Section 10.26    Consent of Holder or Agent. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or servicing agent, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or servicing agent from time to time and determinations made by such trustee or servicing agent to the extent identified as within the delegated authority of such trustee or servicing agent, unless and until such instructions are superseded by further written instructions from the holder of the Loan.
Section 10.27    Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.
Section 10.28    Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

ARCP OFC PHOENIX (CENTRAL) AZ, LLC a Delaware limited liability company By: /s/ Todd J. Weiss Name: Todd J. Weiss Its: Authorized Officer

[signatures continue on following page]

LENDER:
BARCLAYS BANK PLC
By:        /s/ Michael Birajiclian
    Name: Michael Birajiclian
Its:     Authorized Signatory